Exhibit 10.11

THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED
(Amendment and Restatement,
Effective as of January 1, 2016)

1

i

5.7	Cash-Outs; Consent	45
5.8	Payment of Benefits	46
5.9	Direct Rollovers	51
		Page
5.10	Payment to Alternate Payee under QDRO	53
5.11	Voluntary Direct Transfers	54
5.12	Restrictions on Certain Distributions	55

ARTICLE VI	LOANS AND WITHDRAWALS	56
6.1	Loans to Participants	56
6.2	Hardship Withdrawals	59
6.3	Non-Hardship Withdrawals	61
6.4	Withdrawal of Dividends on Quest Common Stock	62
6.5	Vesting of Certain Dividends on Quest Common Stock	64
6.6	Qualified Reservist Distribution	64

ARTICLE VII	TRUST FUND	65
7.1	Contributions	65
7.2	Trustee	65
7.3	Investment Options	65
7.4	Investment Direction by Participants	66
7.5	Transactional and other Fees and Expenses of Plan and Trust	67

ARTICLE VIII	PLAN ADMINISTRATION	69
8.1	General	69
8.2	Quest Diagnostics	69
8.3	Committee; Delegation	69
8.4	Organization and Operation of the Committee	72
8.5	Employers: Indemnification and Information	73
8.6	Claims for Benefits — Initial Review	74
8.7	Denial of Benefits — Appeal Procedure	75
8.8	Other Provisions relating to Claims for Benefits	76
8.9	Exhaustion of Administrative Remedies; Limitations Period; Venue	76
8.10	Records	77

ARTICLE IX	AMENDMENT AND TERMINATION OF THE PLAN; MERGERS AND TRANSFERS	78
9.1	Amendment of the Plan	78
9.2	Termination of the Plan	79

9.3	Merged Plans; Transferred Funds	79

ARTICLE X	PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN	82
10.1	Participation in the Plan by an Affiliate	82
10.2	Participation in the Plan by other Organizations	84
10.3	Service and Termination of Service	84

ARTICLE XI	TOP HEAVY PROVISIONS	85
11.1	Determination of Top Heavy Status	85
11.2	Minimum Allocations	85
11.3	Impact on Minimum Benefits where Employer Maintains Both Defined Benefit and Defined Contribution Plans	86
11.4	Impact on Vesting	86
11.5	Requirements Not Applicable	87
11.6	Top-Heavy Definitions	87

ARTICLE XII	MISCELLANEOUS	89
12.1	Governing Law	89
12.2	Construction	89
12.3	Participant’s Rights; Acquittance	89
12.4	Spendthrift Clause	90
12.5	Mistake of Fact	90
12.6	Recovery of Overpayment	90
12.7	Plan Corrections	91
12.8	Consent to Plan Terms	91
12.9	Facility of Payment; Uncashed Checks; Recipients Who Cannot Be Located	91
12.10	Income Tax Withholding	92
12.11	Writings and Electronic Communications	92

ARTICLE XIII	ADOPTION OF THE PLAN	93

APPENDIX A	PARTICIPATING EMPLOYERS	A-1

APPENDIX B	PRE-2016 PLAN AND MERGED PLANS: SPECIAL RULES AND PROTECTED BENEFITS	B-1

APPENDIX C	PRE-2009 AMP PLAN, AMP PLAN AND AMP MERGED PLANS: SPECIAL RULES AND PROTECTED BENEFITS	C-1

APPENDIX D	SUB-ACCOUNTS FROM PRE-2016 PLAN AND MERGED PLANS, AND SUB-ACCOUNTS TRANSFERRED FROM THE AMP PLAN	D-1
APPENDIX E	CELERA PLAN AND SOLSTAS PLAN ROTH CONTRIBUTION SUB-ACCOUNTS	E-1

APPENDIX F	SURVIVOR ANNUITY DISTRIBUTION PROVISIONS	F-1

INTRODUCTION
Effective October 1, 1973, MetPath Inc. established the Profit Sharing Plan of MetPath Inc. for the benefit of its eligible employees. That plan was subsequently amended and restated, renamed and underwent mergers with a number of other plans. Effective December 31, 1996, that plan was again amended and restated in its entirety to reflect the spinoff of Quest Diagnostics Incorporated (“Quest Diagnostics”) from Corning Incorporated and the adoption of an employee stock ownership plan, and was renamed The Profit Sharing Plan of Quest Diagnostics Incorporated (the “Plan”). In 2010, the entire value of the accounts of certain participants who were bona fide residents of Puerto Rico was transferred, as permitted by Internal Revenue Service (“IRS”) Revenue Ruling 2008-40, to the Quest Diagnostics Puerto Rico Defined Contribution Plan.
This amended and restated Plan document, effective as of January 1, 2016, except as otherwise specified herein or as required by law, incorporates: (i) Plan amendments and or restatements through the close of business on December 31, 2015; (ii) mergers with different plans through that date including, but not limited to, the merger of The 401(k) Savings Plan of Quest Diagnostics Incorporated into the Plan effective as of the close of business on December 31, 2015; and (iii) certain technical or clarifying amendments deemed necessary or appropriate to facilitate and be consistent with the administration, management or interpretation of the Plan.
It is intended that the Plan continue to be tax-qualified under Internal Revenue Code (“Code”) Sections 401(a) and 401(k) as a profit sharing plan under Code Section 401(a)(27) that includes an employee stock ownership plan under ERISA Section 407(d)(6) and Code Sections 409 and 4975(e)(7), which shall include the share distribution requirements of Code Section 409(h) and the participant pass-through voting rights required under Code Section 409(e), and a cash or deferred arrangement under Code Section 401(k). It also is intended that the Plan be an eligible individual account plan under ERISA Section 407(d)(3), and that it meet the requirements of ERISA Section 404(c) and be construed, maintained and administered as an “ERISA Section 404(c) plan” within the meaning of Department of Labor Regulation §2550.404c-1(b)(1).
Except as expressly provided herein, the benefits and rights of a participant who severs (or severed) from employment (or his beneficiary) will be determined in accordance with the terms of the Plan, or the then-applicable Merged Plan, as in effect as of the date of such severance from employment. Any provision that restricted or limited withdrawals, loans or other distributions, or otherwise required separate accounting with respect to any portion of a participant’s account and the elimination of which would adversely affect the qualification of the

Plan under Code Sections 401(a) and 401(k), shall continue in effect with respect to such portion of the participant’s account, and no provision of this Plan shall be construed to eliminate or reduce any early retirement benefit or subsidy that continues after retirement or optional form of benefit applicable to a participant’s account except to the extent permitted under Regulations §§1.401(a)-4, 1.411(d)-3 and 1.411(d)-4.

ARTICLE I

DEFINITIONS
As used herein, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:
Account - The aggregate, as applicable, of: (1) a Participant’s Employee Regular Pre-Tax Sub-Account, Employee Pre-Tax Catch-Up Sub-Account, Employer Matching Sub-Account and Rollover Sub-Account; (2) such other recordkeeping sub-accounts as the Participant may have pursuant to an Appendix attached hereto; and (3) such other recordkeeping sub-accounts as may be authorized by the Plan Administrator.
Affiliate - A corporation or unincorporated trade or business while it is: (1) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which an Employer is a member; (2) a trade or business under common control (as defined in Code Section 414(c)) of an Employer; (3) a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; or (4) required to be aggregated with an Employer pursuant to Code Section 414(o); provided that no such corporation or unincorporated trade or business shall be considered an Affiliate at any time prior or subsequent to the time during which it meets the above definition and, provided further, that the status of being employed by an Affiliate shall pertain to an individual only during the time when his employer is an Affiliate and not to any time prior or subsequent to its Affiliate status.
Allocable Income/Loss - The income or loss allocable for the Plan Year to contributions that must be returned to a Participant or forfeited under any of the limitations of Articles III or IV. Income or loss may be determined by any reasonable method for computing income or loss if the method is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is the same method used by the Plan for allocating income or loss to Participants’ Accounts.
Appeals Committee - The Appeals Committee, as provided for in Section 8.3(d).
Appropriate Request - A request by a Participant in the form and manner provided by the Plan Administrator or by the Plan’s recordkeeper that is appropriate for the intended purpose. If the Plan Administrator and the Plan’s recordkeeper so agree, an Appropriate Request may be executed over the telephone or Internet. To constitute an Appropriate Request, such request must be completed correctly and, if required to be in writing, duly executed and delivered to the Plan Administrator or the Plan’s recordkeeper, as the case may be.
Beneficiary - Any person designated by a Participant under Section 2.3 to receive such benefits as may become payable hereunder after the death of such Participant.
Board - The Board of Directors of Quest Diagnostics or a committee of such board, authorized by, and acting on behalf of, such board.
Catch-Up Pre-Tax Contributions - Contributions made to the Plan by Employers under Section 3.1(b) pursuant to salary reduction agreements made by Eligible Employees. Catch-Up Pre-Tax Contributions also refer to pre-tax contributions under Code Section 414(v) made by a Participant who was a participant in a Merged Plan containing a qualified cash or deferred arrangement.
Code - The Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
Committee - The Benefits Administration Committee, as provided for in Section 8.3.
Deferral Compensation - An Employee’s wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, excluding reimbursements or other expense allowances, cash and non-cash fringe benefits (e.g., employee discounts), moving expenses, deferred compensation, and welfare benefits, but including Employee Pre-Tax Contributions to this Plan, pre-tax employee contributions to a Code Section 125 plan and pre-tax employee contributions to purchase qualified transportation fringe benefits pursuant to Code Section 132(f)(4).
For these purposes:
(a)    Amounts under Code Section 125 include any amounts not available to an
Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage.
(b)    An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.

Notwithstanding the preceding paragraphs, (1) Deferral Compensation shall include amounts (e.g., bonuses, commissions or unused vacation) paid by the Employer following the Employee’s severance from employment with the Employer, but only if such amounts are paid no later than 30 days after the Employee’s severance from employment; (2) except as specifically provided in (1) above, Deferral Compensation shall not include severance pay or other form of post-termination compensation; and (3) Deferral Compensation shall not include compensation generated from any of the following: the disqualifying disposition of a statutory stock option; the disposition of shares of stock under an employee stock purchase plan if the option price was below the fair market value of the stock at the time the option was granted; the value of a nonstatutory stock option at the time of grant or exercise; the vesting of restricted stock; the payment of dividends or dividend equivalents on restricted stock; or similar elements of equity-based compensation.
Deferral Compensation in excess of $265,000 (or such other amount as may be applicable under Code Section 401(a)(17)(B)) for any Plan Year shall not be taken into account, provided that the dollar increase, if any, in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.
Eligibility Service -
(a)    As of any date, the aggregate of an Employee’s periods of eligibility service (as defined in the next sentence), including any eligibility service credited under subsection (b). For this purpose, a period of eligibility service is a period of time required to be recognized under this Plan commencing on the Employee’s Employment Commencement Date, or a subsequent Reemployment Commencement Date, and ending on a Severance from Service Date.
(b)    Eligibility service also shall include the following:
(1)    Periods of employment with an Affiliate (while such organization is an Affiliate) which would have constituted eligibility service under the Plan had the Employee been employed by an Employer;
(2)    Periods of employment with an Employer other than as an Employee, including employment as a leased employee within the meaning of Code Section 414(n), which would have constituted eligibility service under the Plan had the individual been employed as an Employee; provided that employment as a leased employee within the meaning of Code Section 414(n) shall not be taken into account if more than five (5) calendar days elapses between the last day of employment as a leased employee and the individual’s Employment Commencement Date;
(3)    If Quest Diagnostics so directs pursuant to Section 9.1 in connection with a corporate transaction, periods of employment with an employer which would have constituted eligibility service under the Plan had the service been rendered with the employer’s being an Affiliate, as applied in a uniform and nondiscriminatory manner and to the extent permitted by applicable law;
(4)    If Quest Diagnostics so directs pursuant to Section 9.1, with respect to any Employee of an Employer that is a joint venture, periods of contiguous employment with the joint venture partner of Quest Diagnostics (or an Affiliate thereof) prior to the establishment of the joint venture which would have constituted eligibility service under the Plan had the service been rendered after the establishment of the joint venture, as applied in a uniform and nondiscriminatory manner and to the extent permitted by applicable law;
(5)    If Quest Diagnostics so directs pursuant to Section 9.1, with respect to an Employee who directly transferred employment to the Employer from a joint venture with Quest Diagnostics (or an Affiliate thereof) that is not an Employer: (A) periods of contiguous employment with the joint venture which would have constituted eligibility service under the Plan had the joint venture been an Employer, and (B) periods of contiguous employment with the joint venture partner of Quest Diagnostics (or Affiliate) prior to the establishment of the joint venture which would have constituted eligibility service under the Plan had the partner been an Employer, both periods of employment credited under rules applied in a uniform and nondiscriminatory manner and to the extent permitted by applicable law;
(6)    Periods of Qualified Military Service required under Code Section 414(u); and
(7)    Periods of employment with an entity that adopts this Plan and that is not an Affiliate of Quest Diagnostics, but solely with respect to periods after the date of such adoption and only while the Plan is maintained by such entity.
(c)    In no event shall Eligibility Service be credited under more than one paragraph of subsection (b).

Eligible Employee - An Employee of an Employer eligible for participation under Section 2.1. Notwithstanding the preceding, the following Employees shall not be considered Eligible Employees for purposes of this Plan:
(a)    an Employee who is covered by a collective bargaining agreement where such agreement provides for a different retirement plan, or where no provision is made for any retirement plan, after good faith bargaining between the Employer and Employee representatives;
(b)    an Employee who is excluded from participation hereunder by the terms of his Employer’s adoption of this Plan;
(c)    an Employee who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or
(d)    an Employee performing services only in Puerto Rico.
Employee - An individual who is carried on the payroll of an Employer or an Affiliate as a common-law employee. Notwithstanding the preceding, the following individuals shall not be considered Employees for purposes of this Plan:
(a)    an individual who is classified as an “independent contractor” or “consultant” by his Employer, regardless of such individual’s reclassification for any reason by the Internal Revenue Service, other governmental agency or any other entity;
(b)    an individual who is classified as a leased employee of an Employer within the meaning of Code Section 414(n) (other than a leased employee of a joint venture Employer who is leased from another Employer), regardless of such individual’s reclassification for any reason by the Internal Revenue Service, other governmental agency or any other entity; or
(c)    an individual who receives compensation solely for service as a member of the Board.
For these purposes, a “leased employee” or an “independent contractor” or “consultant” includes any individual treated by an Employer as a leased employee (without regard to the individual’s length of service or hours of service for purposes of determining such status under Code Section 414(n)) or as an independent contractor or consultant, even if the individual’s status is retroactively or prospectively changed or if the individual is deemed to be a common law employee for any other purpose.

Employee Pre-Tax Catch-Up Sub-Account - The portion of a Participant’s Account attributable to Catch-Up Pre-Tax Contributions allocated to such Participant under Section 4.4. The Employee Pre-Tax Catch-Up Sub-Account of a Participant who was a participant in a Merged Plan containing a qualified cash or deferred arrangement also shall hold any amount transferred to this Plan from such Merged Plan representing the balance of such Participant’s pre-tax catch-up account under such Merged Plan if such account had the same properties as the Employee Pre-Tax Catch-Up Sub-Account under the Plan.
Employee Pre-Tax Contributions - Regular Pre-Tax Contributions and Catch-Up Pre-Tax Contributions made to the Plan by the Employers under Section 3.1 pursuant to salary reduction agreements entered into between an Employer and a Participant, and including Regular Pre-Tax Contributions and Catch-Up Pre-Tax Contributions transferred to this Plan from a Merged Plan that contained a qualified cash or deferred arrangement.
Employee Regular Pre-Tax Sub-Account - The portion of a Participant’s Account attributable to Regular Pre-Tax Contributions allocated to such Participant under Section 4.4. The Employee Regular Pre-Tax Sub-Account of a Participant who was a participant in a Merged Plan that contained a qualified cash or deferred arrangement also shall hold any amount transferred to this Plan from such Merged Plan representing the balance of such Participant’s regular pre-tax contributions account under such Merged Plan if such account had the same properties as the Employee Regular Pre-Tax Sub-Account under the Plan.
Employer - Collectively or individually as the context may indicate, Quest Diagnostics and any other entity (or successor thereto) that: (1) has been authorized to adopt the Plan pursuant to Section 9.1; (2) by action of its own board of directors (or duly authorized officer) as specified in Sections 10.1 and 10.2 has adopted the Plan; and (3) has not terminated its participation in the Plan. The Employers are listed in Appendix A, as updated from time to time.
Employer Contributions - Payments as provided herein by the Employers to the Trustee for the purpose of providing the benefits under this Plan. Employer Contributions include Employee Pre-Tax Contributions, Employer Discretionary Contributions, Employer Matching Contributions and similar contributions (including Roth contributions) under a Merged Plan. However, rollover contributions and after-tax (but not Roth) contributions made by Participants are not considered Employer Contributions.

Employer Discretionary Contributions - Contributions made to the Plan by the Employers under Section 3.3.
Employer Matching Contributions - Contributions made to the Plan by the Employers under Section 3.2.
Employer Matching Sub-Account - The portion of a Participant’s Account attributable to Employer Matching Contributions made and allocated to such Participant under Section 4.5. The Employee Matching Sub-Account of a Participant who was a participant in a Merged Plan containing a qualified cash or deferred arrangement also shall hold any amount transferred to this Plan from such Merged Plan representing the balance of such Participant’s employer matching contribution account under such Merged Plan if such account had the same properties as the Employee Matching Sub-Account under the Plan.
Employment Commencement Date - The earlier of:
(a)    the later of:
(1)    the date when an Employee first performs an Hour of Service for an Employer; or
(2)    the date when the Employer of the Employee became an Affiliate; or
(b)    an adjusted date in the case of an Employee being credited with prior service. For a corporate transaction resulting in a Merged Plan, unless an Authorized Officer directs otherwise, credit for prior service shall be given to all employees of the controlled group which included the sponsor of that plan who become employees of Quest Diagnostics or an Affiliate in connection with that transaction. For a corporate transaction not resulting in a Merged Plan or in connection with a joint venture, upon the direction of an Authorized Officer pursuant to Section 9.1, credit for prior service shall be given to those individuals so identified by the Authorized Officer who become employees of Quest Diagnostics or an Affiliate in connection with that transaction or joint venture. In both cases, the Plan Administrator will notify the Plan’s recordkeeper of the names of the individuals who will receive credit for prior service and what their adjusted Employment Commencement Dates will be.
However, in the case of a reemployed Employee (and subject to Section 2.2), his Employment Commencement Date shall be his Reemployment Commencement Date.
ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
Highly Compensated Employee - For any Plan Year, any active or former Employee who is a “highly compensated active Employee” or a “highly compensated former Employee” as determined below:
(a)    A “highly compensated active Employee” is an Employee who:
(1)    was a 5% owner (within the meaning of Code Section 416(i)) of an Employer or an Affiliate at any time during the preceding or current Plan Year; or
(2)    received Section 415 Compensation from an Employer or an Affiliate in excess of $120,000 (as adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996) for the preceding Plan Year and was a member of the top-paid 20% of Employees ranked on the basis of Section 415 Compensation for the preceding Plan Year.
(b)    A “highly compensated former Employee” is an Employee who separated from service (or was deemed to have separated from service) prior to the current Plan Year, performs no service for an Employer or an Affiliate during the current Plan Year and was a “highly compensated active Employee” for either the separation year or for any Plan Year ending on or after his 55th birthday.
Hour of Service - An hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer or for an Affiliate.
Investment Committee - The Investment Committee, as provided for in Section 8.3(e).
Investment Option - An investment alternative under Section 7.3 available to be selected by the Participant, in accordance with Section 7.4, for investment of his Account.
Merged Plan - A plan that merged into this Plan or, if the context so requires, a plan that merged into another Merged Plan, as described in an Appendix hereto as it may be amended or supplemented from time to time.
Normal Retirement Age - Age 65, except as provided in an Appendix hereto.
Participant - An Eligible Employee who has commenced, but not terminated, participation in the Plan pursuant to the provisions of Article II, or a former Eligible Employee who has a nonzero Account balance under the Plan. Pursuant to Section 5.10, an alternate payee under a QDRO for whom an Account has been established is considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account. Similarly, a Beneficiary of a deceased Participant for whom an Account has been established, or an Eligible Employee who has not otherwise commenced participation in the Plan but has made a rollover contribution, is considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account.
Period of Severance - The period of time commencing on an Employee’s Severance from Service Date and ending on his Reemployment Commencement Date.
Plan - The Profit Sharing Plan of Quest Diagnostics Incorporated, contained herein or as hereafter amended.
Plan Administrator - Quest Diagnostics, with such duties and responsibilities as specified in Section 8.2.
Plan Year - January 1 - December 31.
QDRO - A judgment, decree or order that:
(a)    relates to the provision of child support, alimony or marital property rights to a spouse, former spouse, child or other dependent of a Participant (an “alternate payee”);
(b)    creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the Participant’s benefits;
(c)    is made pursuant to a state domestic relations law (including community property law); and
(d)    otherwise meets the requirements of Code Section 414(p).
QJSA Portion - That portion of a Participant’s Account, as described in Appendix F, that is subject to mandatory joint and survivor annuity distributions and related requirements of applicable law.
Qualified Military Service - Qualified military service as defined in Code Section 414(u)(5) and Chapter 43 of Title 38 of the United States Code.
Quest Diagnostics - Quest Diagnostics Incorporated, a Delaware corporation, or any successor thereto.

Quest Diagnostics Common Stock - Any class of Quest Diagnostics’ common stock or any class of Quest Diagnostics’ noncallable preferred stock that is convertible into common stock, that is readily tradable on an established securities market (such terms as defined under Code Section 409(l)), that meet the requirements of ERISA Section 407(d)(5) and held under the Quest Diagnostics Incorporated Stock Fund, including securities that met these requirements when first held under the Quest Diagnostics Incorporated Stock Fund.
Quest Diagnostics Incorporated Stock Fund - The Investment Option described in Section 7.3(b). The Plan is an eligible individual account plan under ERISA Section 407(d)(3), and the portion of a Participant’s Account under the Plan that is invested in the Quest Diagnostics Incorporated Stock Fund is intended to qualify as a stock bonus plan under Code Section 401(a) and an employee stock ownership plan under ERISA Section 407(d)(6) and Code Sections 409 and 4975(e)(7) including the share distribution requirements of Code Section 409(h) and the participant pass-through voting requirements of Code Section 409(e).
Reemployment Commencement Date - The first date when an Employee again performs an Hour of Service for an Employer following a Period of Severance.
Regular Pre-Tax Contributions - Contributions made to the Plan by Employers under Section 3.1(a) pursuant to salary reduction agreements made by Eligible Employees. Regular Pre-Tax Contributions also refer to pre-tax contributions under Code Section 401(k), but not Code Section 414(v), made by a Participant who was a participant in a Merged Plan containing a qualified cash or deferred arrangement.
Regulation - Any regulation, ruling or other interpretation, validly promulgated by the U.S. Department of Treasury, U.S. Department of Labor, or other federal agency as the case may be, and in effect at the time in question. Reference to a Regulation or section thereof includes that Regulation or section and any comparable Regulation or section that amends, supplements or supersedes that Regulation or section.
Rollover Sub-Account - The portion of a Participant’s Account attributable to his rollover contributions made under Section 3.4. The Rollover Sub-Account of a Participant who was a participant in a Merged Plan permitting rollover contributions thereto also shall hold any amount transferred to this Plan from such Merged Plan representing the balance of such Participant’s rollover contribution account under such Merged Plan if such account had the same properties as the Rollover Sub-Account under the Plan.

Section 415 Compensation - Compensation within the meaning of Code Section 415(c)(3), including “post-severance compensation.” “Post-severance compensation” means the following amount(s) that would have been Section 415 Compensation if the amount(s) were paid prior to the Employee’s severance from employment (as defined in Regulation §1.415(a)-1(f)(5)) with the Employer, and that are paid to him by the later of 2½ months after his severance from employment with the Employer or the end of the Limitation Year that includes his Severance from Service Date with the Employer, if the amount is:
(a)    regular compensation for services during his regular working hours or compensation for services outside his regular working hours (e.g., overtime or shift differential), commissions, bonuses or other similar payments and the payment would have been made to him prior to a severance from employment if he had continued in employment with the Employer;
(b)    for unused accrued bona fide sick, vacation or other leave, but only if he would have been able to use the leave if his employment had continued;
(c)    received by him pursuant to a nonqualified unfunded deferred compensation plan, provided the payment would have been made to him at the same time if he had continued in employment with the Employer and only to the extent that the payment is includible in his gross income; or
(d)    made by the Employer to a former Employee who does not currently perform services for the Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts he would have received if he had continued to perform services for the Employer rather than entering Qualified Military Service.
Severance from Service Date -
(a)    Except as provided in subsection (b), the earlier of (1) or (2):
(1)    The date on which the Employee quits, retires, is discharged or dies, provided that he does not earn an Hour of Service for an Employer or an Affiliate within 12 months after such date; or
(2)    The first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with an Employer or an Affiliate for any reason (such as vacation, holiday, sickness, disability or leave of absence) other than quit, retirement, discharge or death; provided that if he is absent from service by reason of (A) a leave of absence granted by his Employer or an Affiliate (including, but not limited to, leave pursuant to the Family and Medical Leave Act of 1993 or certain circumstances related to the Qualified Military Service of a family member) and he returns to active employment with the Employer or an Affiliate at the end of such leave of absence, or (B) Qualified Military Service and he returns to active service within the period that his re-employment rights are protected by federal law, then he shall not be deemed to have had a Severance from Service Date by reason of such absence.
(b)    (1)    With respect to an Employee who is absent from work beyond the first anniversary of the first day of absence by reason of a “parenthood purpose” described in paragraph (2), his Severance from Service Date shall be the second anniversary of the first day of such absence.
(2)    The following are deemed “parenthood purposes”:
(A)    the pregnancy of the Employee;
(B)    the birth of a child of the Employee;
(C)    the placement of a child with the Employee in connection with the Employee’s adoption of such child; or
(D)    caring for such child for a period beginning immediately following such birth or placement.
(3)    The period between the first and second anniversaries of the first day of absence from work by reason of a “parenthood purpose” is neither a period credited as a Year of Vesting Service nor a Period of Severance.
(4)    The Plan Administrator may request that the Employee furnish information to establish that the absence is for a “parenthood purpose” and the number of days for which there was such an absence. If the Employee does not submit such information in a timely manner, this subsection (b) shall not apply to him.
Total and Permanent Disability - A Participant shall be considered totally and permanently disabled when he has incurred a physical or mental condition which prevents him from performing his duties for an Employer or an Affiliate and which is expected to result in death or to be of long and continued duration and for which he is entitled to receive disability benefits payments under the federal Social Security Act or his Employer’s long-term disability plan (if any). The determination under the federal Social Security Act or his Employer’s long-term disability plan (if any) is conclusive for purposes of this Plan.
Trust Agreement - The agreement entered into between Quest Diagnostics and the Trustee under Article VII.
Trust Fund - All funds received by the Trustee together with all income, profits and increments thereon, and less any expenses or payments made therefrom.

Trustee - Such individual, individuals, financial institution or a combination of them as designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and including any successor trustee to the Trustee initially designated thereunder.
Valuation Date - Each business day.

Vested Quest Diagnostics Common Stock Dividend Sub-Account - Under Section 6.5(a), the portion of a Participant’s Account comprised of cash dividends received under the Quest Diagnostics Incorporated Stock Fund associated with the portion of the Participant’s Account, other than the Money Purchase Pension Plan Sub-Account or other part of the QJSA Portion, that is not fully vested.
Years of Vesting Service -
(a)    The aggregate of an Employee’s periods of vesting service (as defined in the next sentence), including any vesting service credited under subsection (b) and excluding any vesting service disregarded under subsection (c). For purposes of this subsection (a), a period of vesting service is each period of time required to be recognized under this Plan commencing on the Employee’s Employment Commencement Date, or any subsequent Reemployment Commencement Date, and ending on a Severance from Service Date.
(b)    Vesting service also shall include the following:
(1)    Periods of service with an Affiliate (while such organization is an Affiliate) which would have constituted vesting service under the Plan had the Participant been employed by an Employer;
(2)    Periods of service with an Employer as a leased employee within the meaning of Code Section 414(n) (but without regard to the requirements of Section 414(n)(2)(B)) which would have constituted vesting service under the Plan had the Participant been employed as an Employee; provided that such service shall not be taken into account if more than five (5) calendar days elapses between the individual’s last day of service as such a leased employee and his Employment Commencement Date;
(3)    If Quest Diagnostics so directs pursuant to Section 9.1 in connection with a corporate transaction, periods of employment with an employer which would have constituted vesting service under the Plan had the service been rendered with the employer’s being an Affiliate, as applied in a uniform and nondiscriminatory manner and to the extent permitted by applicable law;
(4)    If Quest Diagnostics so directs pursuant to Section 9.1 with respect to any individual employed by an Employer that is a joint venture, periods of contiguous employment with the joint venture partner of Quest Diagnostics (or an Affiliate thereof) prior to the establishment of the joint venture which would have constituted vesting service under the Plan had the service been rendered after the establishment of the joint venture, as applied in a uniform and nondiscriminatory manner and to the extent required by applicable law;
(5)    If Quest Diagnostics so directs pursuant to Section 9.1 with respect to an Employee who directly transferred employment to the Employer from a joint venture with Quest Diagnostics (or an Affiliate thereof) that is not an Employer: (A) periods of contiguous employment with the joint venture which would have constituted vesting service under the Plan had the joint venture been an Employer, and (B) periods of contiguous employment with the joint venture partner of Quest Diagnostics (or Affiliate) prior to the establishment of the joint venture which would have constituted vesting service under the Plan had the partner been an Employer, both periods of employment credited under rules applied in a uniform and nondiscriminatory manner and to the extent permitted by applicable law;
(6)    Periods of Qualified Military Service required under Code Section 414(u); and
(7)    Periods of employment with an entity that adopts this Plan and that is not an Affiliate of Quest Diagnostics, but solely with respect to periods after the date of such adoption and only while the Plan is maintained by such entity.
(c)    In no event shall Years of Vesting Service be credited under more than one paragraph of subsection (b).

ARTICLE II

ELIGIBILITY AND PARTICIPATION
2.1.    Eligibility
(a)    An Employee who was a Participant in the Plan on December 31, 2015 shall be a Participant in this Plan on January 1, 2016, as long as he remains an Eligible Employee on such date. If so eligible on January 1, 2016, such Participant shall remain eligible to make Employee Pre-Tax Contributions and to receive Employer Matching Contributions and Employer Discretionary Contributions (if any).
(b)    An Employee who was not a Participant in the Plan on December 31, 2015 shall become a Participant in this Plan eligible to make Employee Pre-Tax Contributions as soon as administratively feasible after he both completes one (1) month of Eligibility Service and becomes an Eligible Employee. Such an Eligible Employee shall become eligible to receive Employer Matching Contributions and Employer Discretionary Contributions (if any) as soon as administratively feasible after he completes 12 months of Eligibility Service.

2.2.    Participation
(a)    Each Eligible Employee who has met the requirements of Section 2.1 may, by making an Appropriate Request, enter into a salary reduction agreement in accordance with Section 3.1(a) and, if applicable Section 3.1(b).
(b)    An Eligible Employee who becomes a Participant shall remain a Participant so long as he remains an Employee or is a former Employee who maintains an amount credited to his Account. However, if he remains an Employee but not an Eligible Employee, he shall not be eligible to make Employee Pre-Tax Contributions or to receive Employer Matching Contributions and Employer Discretionary Contributions (if any). If he severs from employment with no amount credited to his Account, he shall cease being a Participant as of his Severance from Service Date.
(c)    If an Employee who was a Participant severs from employment and is reemployed as an Eligible Employee, he shall be eligible to make Employee Pre-Tax Contributions as soon as administratively feasible following his Reemployment Commencement Date. He also will be credited, for purposes of his eligibility to receive Employer Matching Contributions and Employer Discretionary Contributions (if any), with his Eligibility Service earned prior to his Severance from Service Date.
(d)    If an Employee who was not a Participant severs from employment and is reemployed as an Eligible Employee, he shall become a Participant on the later of: (1) his

Reemployment Commencement Date, or (2) the date he completes one month of Eligibility Service (taking into account Eligibility Service both before and after his Reemployment Commencement Date). He then shall be eligible to make Employee Pre-Tax Contributions as soon as administratively feasible after the date he becomes a Participant and shall be eligible to receive Employer Matching Contributions and Employer Discretionary Contributions (if any) as soon as administratively feasible after the date he completes 12 months of Eligibility Service, considering Eligibility Service both before and after his Reemployment Commencement Date.

2.3.    Beneficiary Designation
(a)    Upon commencing participation, each Participant shall designate a Beneficiary in such manner as the Plan Administrator may determine from time to time. In the absence of a Participant’s valid designation of Beneficiary, he is deemed to have designated his spouse as his Beneficiary but if he is unmarried upon his death or if all persons he designated as a Beneficiary do not survive him, he is deemed to have designated the following as his Beneficiary: (1) the beneficiary designated under the group-term life insurance plan sponsored by a member of the Quest Diagnostics controlled group in which he then participates; (2) the beneficiary designated under the group-term life insurance plan sponsored by his Employer, who is not a member of the Quest Diagnostics controlled group, in which he then participates; or (3) his estate, if no beneficiary has effectively been designated under an employer group-term life insurance plan described in (1) or (2) above.
(b)    The Beneficiary of a married Participant shall be his spouse unless: (1) he obtains spousal consent (as described below) to his designation of another person as his primary Beneficiary; or (2) he establishes to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no spouse, the spouse cannot be located or such other circumstances exist as prescribed in applicable Regulations. Spousal consent shall: (i) be made on a form approved by the Plan Administrator, (ii) be irrevocable by the spouse, (iii) acknowledge the designation and the effect of such designation and (iv) be witnessed by a representative of the Plan Administrator or a notary public. As an alternative to clause (iii) above, the spouse may execute an irrevocable general consent that does not identify the designated Beneficiary and that allows the Participant to make future changes in his Beneficiary designation without further spousal consent. Any such general consent shall satisfy Regulation §1.401(a)-20, Q&A-31(c).

(c)    If a Participant who was unmarried when he filed (or was deemed to have filed) a Beneficiary designation later marries, or if a Participant who was married when he filed (or was deemed to have filed) a Beneficiary designation later becomes married to a different spouse, his prior designation (or deemed designation) of a Beneficiary other than the spouse to whom he is married on the date of his death shall be null and void unless consented to by such spouse in the manner provided in subsection (b).
(d)    After the death of a Participant and before distribution of his Account balance has been completed, his Beneficiary for whom an Account has been established is considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account.
(e)    The Committee’s interpretation with respect to any Beneficiary designation is binding and conclusive, subject to applicable law, upon all parties and no person claiming to be a Beneficiary, or other person, has the right to question an action of the Committee in such regard.
(f)    The right of any spouse or Beneficiary hereunder is subject to the provisions of any QDRO issued with respect to the Participant’s Account under the Plan.

ARTICLE III

CONTRIBUTIONS

3.1.    Employee Pre-Tax Contributions

(a)    Regular Pre-Tax Contributions
(1)    An Eligible Employee may enter into a salary reduction agreement with his Employer in which it is agreed that the Employer will reduce the Eligible Employee’s Deferral Compensation during each pay period by a designated percentage and contribute the amount so determined to the Plan on behalf of the Eligible Employee. Such contributions are referred to as “Regular Pre-Tax Contributions.” The Plan Administrator may disregard or modify an Eligible Employee’s salary reduction agreement with respect to Regular Pre-Tax Contributions to the extent necessary to ensure that (A) the excess deferral rules of subsection (c) are met; (B) the limitations set forth in Sections 3.5 and 4.7 are not exceeded; and (C) all contributions are deductible under Code Section 404. Regular Pre-Tax Contributions may be any whole percentage between 1% and 35% of the Deferral Compensation otherwise payable to the Eligible Employee during the applicable payroll period.
(2)    The salary reduction agreement of an Eligible Employee who becomes eligible to make Regular Pre-Tax Contributions is effective as soon as administratively feasible following the date on which his Appropriate Request is made.
(3)    A Participant’s Regular Pre-Tax Contributions shall be invested among the various Investment Options in accordance with his Investment Option election as in effect under Section 7.4.
(4)    A Participant who has in effect a salary reduction agreement with respect to Regular Pre-Tax Contributions may elect to change such agreement, including prospectively suspending such agreement, by making an Appropriate Request. Such new election shall become effective as soon as administratively feasible following the date on which his Appropriate Request is made.
(5)    A Participant’s Regular Pre-Tax Contributions shall be credited to his Employee Regular Pre-Tax Sub-Account under Section 4.4.

(b)    Catch-Up Pre-Tax Contributions
(1)    An Eligible Employee who will have attained age 50 by the end of the Plan Year may enter into a salary reduction agreement with his Employer in which it is agreed that the Employer will reduce his Deferral Compensation during each pay period by a designated percentage (beyond the designated percentage by which his Deferral Compensation is reduced with respect to Regular Pre-Tax Contributions) and contribute the amount so determined to the Plan on behalf of the Eligible Employee. Such additional contributions are referred to as “Catch-Up Pre-Tax Contributions.” Catch-Up Pre-Tax Contributions may be any whole percentage between 1% and, when added to Regular Pre-Tax Contributions, 70% of the Deferral Compensation otherwise payable to the Eligible Employee during the applicable payroll period. Catch-Up Pre-Tax Contributions shall be made in accordance with, and subject to the limitations of, Code Section 414(v). Catch-Up Pre-Tax Contributions shall not be taken into account for purposes of the Code Section 402(g) limitation set forth in Section 3.1(c)(1) (except as modified by Code Sections 414(v)) or the Code Section 415 limitation set forth in Section 4.7. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of Catch-Up Pre-Tax Contributions.
(2)    The salary reduction agreement of a Participant who becomes eligible to make Catch-Up Pre-Tax Contributions is effective as soon as administratively feasible following the date on which his Appropriate Request is made.
(3)    A Participant’s Catch-Up Pre-Tax Contributions shall be invested in accordance with the Investment Option election applicable to the investment of his Regular Pre-Tax Contributions.
(4)    A Participant who has in effect a salary reduction agreement with respect to Catch-Up Pre-Tax Contributions may elect to change such agreement, including prospectively suspending such agreement, by making an Appropriate Request. Such new election shall become effective as soon as administratively feasible following the date on which his Appropriate Request is made.
(5)    A Participant’s Catch-Up Pre-Tax Contributions shall be credited to his Employee Pre-Tax Catch-Up Sub-Account under Section 4.4.

(6)    If, by the end of the Plan Year, the amount of a Participant’s Employee Pre-Tax Contributions originally designated as Regular Pre-Tax Contributions does not exceed either (A) the Code Section 402(g) limitation for such Plan Year, (B) the 35% of Deferral Compensation limitation set forth in Section 3.1(a)(1) or (C) the maximum Code Section 415(c) limitation for such Plan Year, then any Employee Pre-Tax Contributions made by him and originally designated as Catch-Up Pre-Tax Contributions shall be recharacterized as Regular Pre-Tax Contributions to the extent the sum of his Employee Pre-Tax Contributions originally designated as Regular Pre-Tax Contributions and Employee Pre-Tax Contributions previously recharacterized as Regular Pre-Tax Contributions does not exceed such limitations.
(7)    In order to make a Catch-Up Pre-Tax Contribution, a Participant must make a Regular Pre-Tax Contribution of at least 5% of Deferral Compensation throughout the portion of the Plan Year during which he is an Eligible Employee.

(c)    Excess deferrals
(1)    No Participant may have Regular Pre-Tax Contributions made on his behalf under this Plan in any calendar year which in the aggregate exceed the dollar limitation contained in Code Section 402(g) in effect for such calendar year. For purposes of the preceding sentence, Regular Pre-Tax Contributions are deemed made as of the pay date for which the salary is deferred, regardless of when the contributions are actually transmitted to the Trust Fund.
(2)    (A)    If in any calendar year the aggregate of the Regular Pre-Tax Contributions made on a Participant’s behalf under this Plan, plus his other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by any sponsor, under any simplified employee pension (as defined in Code Section 408(k)), or used to have an annuity contract purchased on his behalf under Code Section 403(b), exceed the limitation of paragraph (1), then no later than the March 1st following such calendar year he may notify the Plan Administrator: (i) that he has exceeded the limitation and (ii) of the amount of (A) his Regular Pre-Tax Contributions under this Plan which he wants distributed to him (as adjusted for Allocable Income/Loss) or (B) his Regular Pre-Tax Contributions under this Plan which (if he is so eligible) he wants recharacterized as Catch-

Up Pre-Tax Contributions (as adjusted for Allocable Income/Loss), notwithstanding his salary reduction agreement, so that he will not exceed the limitation. The Plan Administrator may require him to provide reasonable proof that he has exceeded the limitation of paragraph (1).
If in any calendar year the aggregate of the Regular Pre-Tax Contributions made on a Participant’s behalf under the Plan, plus his other elective deferrals under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer or an Affiliate, under a simplified employee pension (as defined in Code Section 408(k)) sponsored by the Employer or an Affiliate, or used to have the Employer or an Affiliate purchase an annuity contract on his behalf under Code Section 403(b), exceed the limitation of paragraph (1), then he is deemed to have notified the Plan Administrator that notwithstanding his salary reduction agreement: (i) he has exceeded the limitation and (ii) he wants distributed to him or (if he is so eligible) recharacterized as Catch-Up Pre-Tax Contributions (to the extent permitted under Code Section 414(v)) the amount of such excess deferrals (as adjusted for Allocable Income/Loss) so that he will not exceed the limitation.
No later than the next April 15, the Plan Administrator may (but shall not be obligated to) make the distribution requested, or deemed to have been requested, by him under this subparagraph (A). Such distribution may be made notwithstanding any other provision of law or this Plan. Except as otherwise provided by applicable Regulations, such distribution shall not reduce the amount of Regular Pre-Tax Contributions considered as Annual Additions under Section 4.7. Any amounts not distributed under this subparagraph (A) shall continue to be held in accordance with the terms of the Plan.
(B)    After a distribution of excess Regular Pre-Tax Contributions (if any) under subparagraph (A), Employer Matching Contributions (if any) made with respect to such distributed Regular Pre-Tax Contributions shall be withdrawn (with Allocable Income/Loss thereon) from such Participant’s Employer Matching Sub-Account and applied to reduce future Employer Matching Contributions under Section 3.2. After a recharacterization of excess Regular Pre-Tax Contributions (if any) under subparagraph (A),

Employer Matching Contributions (if any) made with respect to such recharacterized Regular Pre-Tax Contributions shall, to the extent such Employer Matching Contributions would not have been made had such amount originally been considered Catch-Up Matching Contributions, be withdrawn (with Allocable Income/Loss thereon) from such Participant’s Employer Matching Sub-Account and applied to reduce future Employer Matching Contributions under Section 3.2.
(3)    Catch-Up Pre-Tax Contributions exceeding the limitations of Code Section 414(v) shall be returned to the Participant under rules similar to those described in subparagraphs (1) and (2) above. Employer Matching Contributions made with respect to excess Catch-Up Pre-Tax Contributions shall be treated as provided in subparagraph (2)(B) above.

3.2.    Employer Matching Contributions
(a)    The Employer shall make Employer Matching Contributions to the Trust Fund equal to 100% of the Employee Pre-Tax Contributions made by each Eligible Employee with respect to each payroll period, but taking into account only those Employee Pre-Tax Contributions made by him with respect to such payroll period which are made at a rate that does not exceed 5% of his Deferral Compensation (but only up to the Code Section 401(a)(17)(B) limit). Employer Matching Contributions may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.
(b)    Employer Matching Contributions made on behalf of a Participant shall be invested in accordance with the Investment Option election applicable to his Regular Pre-Tax Contributions.
(c)    If the Code Section 402(g) limit is less than 5% of the Code Section 401(a)(17) limit when a Non-highly Compensated Employee makes Regular Pre-tax Contributions equal to the Code Section 402(g) limit and also makes Catch-up Pre-tax Contributions, then the Non-highly Compensated Employee will receive Employer Matching Contributions on his Catch-up Pre-tax Contributions. Notwithstanding, the Non-highly Compensated Employee will only receive Employer Matching Contributions on his Catch-up Pre-tax Contributions to the extent necessary to meet the matching contributions formula of this Section 3.2. Otherwise, the Employer shall not make Employer Matching Contributions with respect to Catch-Up Pre-Tax Contributions, except as applicable to Catch-Up Pre-Tax Contributions that have been recharacterized as Regular Pre-Tax Contributions pursuant to Section 3.1(b)(6).
(d)    Employer Matching Contributions shall be remitted to the Trustee in accordance with Regulation §1.401(k)-3(c)(5)(ii), except that any Employer Matching Contributions with respect to recharacterized Regular Pre-Tax Contributions under Section 3.1(b)(6) shall be made as soon as administratively feasible following the end of the Plan Year for which the Regular Pre-Tax Contributions were originally designated as Catch-Up Pre-Tax Contributions. Employer Matching Contributions made on behalf of a Participant shall be credited to his Employer Matching Sub-Account under Section 4.5.

3.3.    Employer Discretionary Contributions
An Employer may elect for any Plan Year to make an Employer Discretionary Contribution in an amount expressed as a percentage of Deferral Compensation and which shall be allocated in accordance with Section 4.6. Employer Discretionary Contributions may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock. Employer Discretionary Contributions shall be invested in the same manner as Regular Pre-Tax Contributions. If Employer Discretionary Contributions are made, they shall be credited to the Partnership Sub-Account (see Appendix D) of Participants receiving such contributions.
3.4.    Rollover Contributions
(a)    An Eligible Employee (regardless whether he has satisfied the initial eligibility requirements of Section 2.1) may, by making an Appropriate Request, request to make a rollover contribution to the Plan from the type of plans described in subsection (b) below.
(b)    (1)    The Plan will accept a direct rollover of an eligible rollover distribution, as defined in Code Section 402(f)(2)(A), from:
(A)    a qualified plan described in Code Sections 401(a) or 403(a), excluding after-
tax employee or Roth contributions;
(B)    an annuity contract described in Code Section 403(b), excluding after-tax employee or Roth contributions; or

(C)    an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, but excluding after-tax employee or Roth contributions.
(2)    The Plan will accept an Eligible Employee’s contribution of an eligible rollover distribution, as defined in Code Section 402(f)(2)(A), from:
(A)    a qualified plan described in Code Sections 401(a) or 403(a), excluding after-tax employee contributions;
(B)    an annuity contract described in Code Section 403(b), excluding after-tax employee contributions;
(C)    an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, but excluding after-tax employee contributions.
(3)    Effective January 1, 2016, or as soon as feasible thereafter, the Plan will accept an Eligible Employee’s rollover contribution of a portion of a distribution from an individual retirement account or annuity described in Code Sections 408(a) or 408(b), but not from a Roth individual retirement account or annuity described in Code Section 408A, an inherited IRA or a SIMPLE IRA maintained for less than two (2) years.
(c)    The Plan Administrator may require the Eligible Employee requesting to make a rollover contribution to provide whatever documentation and/or certifications the Plan Administrator deems necessary to reasonably conclude that the rollover contribution satisfies the conditions set forth in subsection (b) above.
(d)    Rollover contributions generally must be in cash; in-kind rollover contributions (but excluding stock of a prior employer) are permitted only in connection with a corporate transaction (as determined by the Plan Administrator) involving an Employer and then only if the Plan Administrator and the Trustee determine that management of such contribution is administratively feasible. A rollover contribution shall be credited to the Participant’s Rollover Sub-Account and shall be 100% vested at all times. If an Eligible Employee who has not otherwise commenced participation in the Plan makes a rollover contribution, he shall be considered a Participant with respect to his Rollover Sub-Account, which shall be invested in the applicable qualified default Investment Option specified by the Investment Committee unless and until he makes a different Investment Option election pursuant to Section 7.4. A rollover contribution of a Participant shall be invested in accordance with his outstanding Investment Option election as in effect under Section 7.4.
(e)    If the Plan Administrator, after reasonably concluding that a rollover contribution made by an Eligible Employee met the conditions set forth in subsection (b) above, later determines that the contribution did not meet those conditions, it shall direct the Trustee to distribute to him the amount of such rollover contribution, as adjusted by the investment experience, expenses (if any), distributions (if any) and withdrawals (if any) attributable to such amount, within a reasonable time after such determination.

3.5.    Maximum Deductible Contribution
In no event shall the Employer be obligated to make an Employer Contribution for a Plan Year in excess of the maximum amount deductible by it under Code Section 404.

3.6.    Actual Deferral Percentage Test Safe Harbor
The Plan is intended to satisfy Code Section 401(k)(3)(A)(ii) (the “ADP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as a Participant’s rate of Employee Pre-Tax Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Pre-Tax Contributions is at least equal to the aggregate amount of Employer Matching Contributions that would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Pre-Tax Contributions of a Highly Compensated Employee at any rate of Employee Pre-Tax Contributions is not greater than that with respect to an Eligible Employee who is not a Highly Compensated Employee; and (2) the Plan Administrator provides each Eligible Employee, within a reasonable period before the Plan Year begins (or, if applicable, a reasonable period before becoming an Eligible Employee), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee.
Notwithstanding that the Plan is intended to be a “safe harbor” 401(k) plan with respect to Employee Pre-Tax Contributions, the provisions of the following sentence shall be applicable to Eligible Employees during such period as they are able to make Employee

Pre-Tax Contributions but are not eligible to receive Employer Matching Contributions. The Plan shall satisfy the ADP Test with respect to such Participants, using the current year testing method.
3.7.    Payment of Employer Contributions to Trustee
Unless an earlier time for contribution is specified in Sections 3.1 or 3.2, the Employer shall pay to the Trustee its Employer Contributions for each Plan Year within the time prescribed by law, including extensions of time for the filing of its federal income tax return for its taxable year during which such Plan Year ended.
3.8    No Employee After-Tax or Roth Contributions
Participant are not permitted to make after-tax, including Roth, contributions to the Plan.
3.9    Actual Contribution Percentage Test Safe Harbor
The Plan is intended to satisfy Code Section 401(m)(2) (the “ACP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as a Participant’s rate of Employee Pre-Tax Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Pre-Tax Contributions is at least equal to the aggregate amount of Employer Matching Contributions which would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Pre-Tax Contributions of a Highly Compensated Employee at any rate of Employee Pre-Tax Contributions is not greater than that with respect to an Employee who is not a Highly Compensated Employee; (2) the Plan Administrator provides each Eligible Employee, within a reasonable period before the Plan Year begins (or, if applicable, a reasonable period before becoming eligible for Employer Matching Contributions), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee; and (3) Employer Matching Contributions on behalf of a Participant are not made with respect to his Employee Pre-Tax Contributions in excess of 6% of his Deferral Compensation.
3.10    USERRA
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with the provisions of USERRA and Code Section 414(u). An Eligible Employee who is absent from employment solely by reason of Qualified Military Service shall be subject to the following special rules and have the privileges described below:
(a)    If, at the time of the commencement of his absence for Qualified Military Service, the Eligible Employee was not yet a Participant solely by reason of his failure to satisfy the minimum service requirements of the Plan, he is deemed to have become a Participant as of the date on which he would otherwise have become a Participant had such employment not been interrupted by Qualified Military Service.
(b)    Solely for the purposes of determining all limitations applicable under the Plan and the Code, all “make-up contributions” by the Participant or the Employer pursuant to this Section is deemed to be made in the Plan Year in which originally missed. For the purposes of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount he would have earned during his period of Qualified Military Service in the Plan Year (or the fraction thereof) had he been employed through the entirety of such period as an Eligible Employee at his regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct remuneration) immediately prior to the commencement of such Qualified Military Service.
(c)    A Participant who resumes employment with an Employer or an Affiliate following Qualified Military Service within the time during which his reemployment rights are protected by the provisions of USERRA shall be entitled to make up missed Employee Pre-Tax Contributions which he could have made but for such Qualified Military Service at any time during the period commencing with his resumption of employment with the Employer or Affiliate (whether or not then an Eligible Employee) and ending on the earliest to occur of: (1) the date that occurs five (5) years from the date on which such Qualified Military Service absence commenced; (2) the date on which his employment terminates after having been resumed following Qualified Military Service; or (3) the date that occurs after a passage of time commencing on his resumption of employment following Qualified Military Service which is equal to three (3) times the duration of such absence for Qualified Military Service. Any such “make-up” Employee Pre-Tax Contributions shall be made by payroll withholding unless otherwise permitted by applicable Regulations.
(d)    To the extent that the Employer is required to make contributions to the Plan for a Participant in order to comply with the provisions of USERRA and Code Section 414(u), such contributions shall be made when he presents himself to resume services as an

Employee of an Employer or an Affiliate within the time his reemployment rights are protected by federal law.
(e)    To the extent a Participant makes “make-up” Employee Pre-Tax Contributions described in paragraph (c) above, the Employer shall contribute for allocation to his Employer Matching Contributions Account an amount equal to the Employer Matching Contributions that would have been made for his benefit if his make-up Elective Deferral Contributions had been made at the time his imputed Compensation would have been earned (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto).
(f)    If a Participant dies while in Qualified Military Service, his Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then on the following day severed from employment on account of death.
(g)    If a Participant in Qualified Military Service elects to receive a distribution from the Plan on account of his severance from employment pursuant to Section 5.5(a), he shall not be permitted to make Employee Pre-Tax Contributions during, or to “make-up” Employee Pre-Tax Contributions with respect to, the six-month period beginning on the date of the distribution.
(h)    A Participant in Qualified Military Service receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Eligible Employee of the Employer making the payment if he would be so considered had he not entered Qualified Military Service, and the differential wage payment shall be treated as Section 415 Compensation and as Deferral Compensation.

3.11.    Corrective Contributions
(a)    If it becomes necessary to correct a failure to follow the provisions of the Plan, to correct mistakes made in amounts distributed from or credited to Accounts, to restore the portion of an Account that was forfeited pursuant to any provision of the Plan or if an Employee should have been included as a Participant but is mistakenly excluded for any reason, correction or restoration shall first be made out of Employer Contributions and forfeitures and then out of Trust Fund earnings for the Plan Year in question, but only to the extent that such amounts have not already been allocated under the provisions of the Plan. Any additional amounts needed may be provided by a special contribution to the Plan which the Employer, in its sole discretion (but considering the rules on deductibility under Code

Section 162 and, if applicable, subject to limitations on deductible contributions and maximum Annual Additions (as defined in Section 4.7(a)(1))), may elect to make. Any such correction of mistake or special contribution shall be corrected, allocated or credited in the manner specified by the Plan Administrator.
(b)    The provisions of this subsection (b) shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this subsection applies was an Eligible Employee or would have become an Eligible Employee, after such back pay award or agreement has been effected, and if he had not previously elected to make Employee Pre-Tax Contributions pursuant to Section 3.1 but within 30 days of the date he receives notice of the provisions of this Section he makes an election to make Employee Pre-Tax Contributions in accordance with Section 3.1 (retroactive to any date as of which he was or has become eligible to do so), then he may elect that any Employee Pre-Tax Contributions not previously made on his behalf but which, after application of the foregoing provisions of this subsection, would have been made under the provisions of Article III shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Matching or Discretionary Contributions under the provisions of Articles III or XI for any prior Plan Year, after such back pay award or agreement has been effected his Employer shall make Employer Matching and Discretionary Contributions equal to the amount of the Employer Matching and Discretionary Contributions (respectively) which would have been allocated to him under the provisions of Articles III or XI as in effect during each such Plan Year after giving effect to any Employee Pre-Tax Contributions made previously or made pursuant to the preceding sentence. The amounts of such additional contributions shall be credited to his Account. Any additional contributions made pursuant to this subsection shall be made in accordance with, and subject to the limitations of, the applicable provisions of the Plan.

ARTICLE IV

ALLOCATIONS TO ACCOUNTS

4.1.    Accounts
(a)    The Plan Administrator shall establish and maintain a recordkeeping Account in the name of each Participant, including the following recordkeeping sub-accounts to which the Plan Administrator shall credit all amounts allocated to each such Participant under this Article IV as well as earnings or losses thereon and shall debit expenses (if any), distributions (if any) and withdrawals (if any) attributable to such sub-account: an Employee Regular Pre-Tax Sub-Account, an Employee Pre-Tax Catch-Up Sub-Account and an Employer Matching Sub-Account. The Plan Administrator also shall maintain such other recordkeeping sub-accounts as the Participant may have pursuant to an Appendix hereto, and such other recordkeeping sub-accounts, e.g., a Rollover Sub-Account, as may be authorized by the Plan or the Plan Administrator as well as earnings or losses thereon and shall debit expenses (if any), distributions (if any) and withdrawals (if any) attributable to each such sub-account.
(b)    The maintenance of separate Accounts or sub-accounts shall not require a segregation of the Trust assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan or by reason of the maintenance of Accounts or sub-accounts.

4.2.    Valuation of Accounts
A Participant’s Account (or applicable sub-account thereof) shall be valued at fair market value as of each business day of the Plan Year (a “Valuation Date”). As of each such Valuation Date, the earnings or losses of the Trust Fund shall be allocated to each affected Participant’s Account (or applicable sub-account thereof) pursuant to a consistent non-discriminatory method.

4.3.    Notification of Account Balance
As of the last day of each calendar quarter, and at such other times as the Plan Administrator may direct, the Plan’s recordkeeper shall make available to each Participant information regarding the amount of contributions credited to his Account and applicable sub-accounts for the period just completed and the balance of his Account and applicable sub-accounts, including any distributions, loans and withdrawals or expenses charged to his Account and applicable sub-accounts since the effective date of the last such statement.

4.4.    Allocation of Employee Pre-Tax Contributions
An Eligible Employee’s Regular Pre-Tax Contributions under Section 3.1(a) shall be allocated to his Employee Regular Pre-Tax Sub-Account and invested among the Investment Options then available in accordance with Section 7.4. An Eligible Employee’s Catch-Up Pre-Tax Contributions under Section 3.1(b) shall be allocated to his Employee Pre-Tax Catch-Up Sub-Account and invested in the same manner as his Regular Pre-Tax Contributions.
4.5.    Allocation of Employer Matching Contributions
The Employer Matching Contributions made on behalf of an Eligible Employee under Section 3.2 shall be allocated to his Employer Matching Sub-Account and shall be invested in the same manner as his Regular Pre-Tax Contributions.
4.6.    Allocation of Employer Discretionary Contributions
Any Employer Discretionary Contributions under Section 3.3 or forfeitures subject to allocation under Section 5.5(e) shall be allocated among those Participants who are active Eligible Employees as of the last day of such Plan Year and who have met the eligibility requirements of Section 2.1(b) to receive Employer Discretionary Contributions. Such allocation shall be in proportion to their respective Deferral Compensation (as limited by Code Section 401(a)(17)(B)) for the Plan Year. Employer Discretionary Contributions required under Section 11.2, and any Employer contributions needed under Section 3.11, shall be allocated as provided in those sections and invested in the same manner as Regular Pre-Tax Contributions, and may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.
4.7.    Maximum Additions
(a)    For purposes of this Section, the following terms have the following meanings:
(1)    “Annual Additions” means for any Limitation Year (as defined below):
(A)    The sum of the following amounts credited to a Participant’s account in all qualified defined contribution plans (including an annuity contract described in Code Section 403(b)) maintained by the Employer or an Affiliate (or a predecessor employer as defined in Regulation §1.415(f)-1(c)):

(i)	Employer contributions, even if such Employer contributions are excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or such excess contributions or excess aggregate contributions are corrected through distribution;

(ii)	Employee contributions, including mandatory contributions (as defined in Code Section 411(c)(2)(C) and Regulations thereunder) and voluntary employee contributions;

(iii)	Forfeitures;

(iv)
Contributions allocated to any individual medical account, as defined in Code Section 415(1)(2), that is part of a pension or annuity plan established under Code Section 401(h) and maintained by the Employer or an Affiliate;

(v)
Amounts attributable to post-retirement medical benefits allocated to a separate account for any Employee who, at any time during the Plan Year or any preceding Plan Year, is or was a key employee pursuant to Code Section 419A(d)), maintained by the Employer or an Affiliate; and

(vi)
The difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan.

(B)    Notwithstanding the foregoing, a Participant’s Annual Additions do not include the following:

(i)
The restoration of his accrued benefit by an Employer in accordance with Code Sections 411(a)(3)(D) or (7)(C) or resulting from the repayment of cashouts (as described in Code Section 415(k)(3)) under a governmental plan (as defined in Code Section 414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the Plan restricts the timing of repayments to the maximum extent allowed by Code Section 411(a);

(ii)	Catch-Up Pre-Tax Contributions made in accordance with Code Section 414(v) and Regulation §1.414(v)-1;

(iii)
A payment made to restore some or all of the Plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan;

(iv)	Excess elective deferrals distributed in accordance with Regulation §§1.402(g)-1(e)(2) or (3);

(v)	Rollover Contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16));

(vi)	Repayments of loans made to the Participant from the Plan;

(vii)
Repayments of prior Plan distributions described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);

(viii)	The direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan;

(ix)	The reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II); and

(x)	Employee contributions to a qualified cost of living arrangement as defined in Code Section 415(k)(2)(B).
(2)    “Limitation Year” means the Plan Year unless changed by a Plan amendment. Notwithstanding the preceding, if the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan shall be treated as if amended to change its Limitation Year.

(b)    Code Section 415 Limit
(1)    Notwithstanding anything herein to the contrary, in no event may the Annual Additions (except for Catch-Up Pre-Tax Contributions under Code Section 414(v)) made with respect to a Participant for a Limitation Year under the Plan and any other defined contribution plan, within the meaning of Code Section 415(c), maintained by an Employer or an Affiliate exceed the lesser of $53,000 (as adjusted pursuant to Code Section 415(d)) or 100% of his annual Section 415 Compensation from the Employer or an Affiliate for the Limitation Year. The compensation limitation referred to in the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Sections 415(a)(2) or 415(l)(1). In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum amount indicated above shall be reduced pro rata in accordance with the number of months in the short Limitation Year.
(2)    If due to a reasonable error in calculating a Participant’s Section 415 Compensation for a Plan Year, due to the allocation of forfeitures or such other facts and circumstances as may justify the availability of this special rule, as determined by the IRS, the Annual Additions to the Participant’s Account under this Plan and any other defined contribution plan of the Employer exceeds the limitations of paragraph (1) for a Limitation Year, then the excess amounts may be corrected only in accordance with the IRS Employee Plans Compliance Resolution System (“EPCRS”) as set forth in Revenue Procedure 2013-12 or any superseding guidance.

(3)    The provisions of Code Section 415 and Regulations thereunder are hereby incorporated by reference to the extent not provided above.

4.8    Plan Aggregation and Disaggregation under Code Section 415
(a)    For purposes of applying the limitations of Section 4.7, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the “employer” (or a “predecessor employer”) under which the Participant receives Annual Additions (as defined in Section 4.7(a)(1)) are treated as one plan. The “employer” means an Employer that adopts this Plan and its Affiliates, except that for purposes of Section 4.7 and this Section, the determination will be made by applying Code Section 415(h) and will take into account tax-exempt organizations under Regulation §1.414(c)-5, as modified by Regulation §1.415(a)-1(f)(1). For purposes of this subsection (a):
(1)    A former employer is a “predecessor employer” with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the employer. For this purpose, the formerly affiliated plan rules in Regulation §1.415(f)-1(b)(2) apply as if the employer and the predecessor employer constituted a single employer under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted unrelated employers under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation), and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or of plan sponsorship.
(2)    With respect to an employer of a Participant, a former entity that antedates the employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer is a continuation of all or a portion of the trade or business of the former entity for which the Participant performed services.
(b)    For purposes of aggregating plans under Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation §§1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).
(c)    Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and regulations thereunder as of the first day of a Limitation Year (as defined in Section 4.7(a)(2)) do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

ARTICLE V

VESTING AND DISTRIBUTIONS

5.1.    Normal Retirement
Upon the severance from employment of a Participant on or after attaining his Normal Retirement
Age, the value (as determined under Section 4.2) of his entire Account shall become 100% vested and shall become payable as soon as administratively feasible following his retirement. Subject to Section 5.7(a), the Plan Administrator thereupon shall direct the Trustee to make available to the retiring Participant such vested amount in accordance with Sections 5.6 and 5.7. Failure of the Participant to elect a distribution is deemed a current election to defer distribution to his “required beginning date” under Section 5.8(g)(5).

5.2.    Disability
Upon the Total and Permanent Disability of a Participant before his Severance from Service Date, the value (as determined under Section 4.2) of his entire Account shall become 100% vested. As soon as administratively feasible following a Participant’s Total and Permanent Disability, the Plan Administrator, subject to Section 5.7(a), shall direct the Trustee to make available to the Participant such amount in accordance with Sections 5.6 and 5.7. Failure of the Participant to elect a distribution is deemed a current election to defer distribution to his “required beginning date” under Section 5.8(g)(5).

5.3.    Death Before Severance from Employment
If a Participant dies before his Severance from Service Date, the value (as determined under Section 4.2) of his entire Account automatically shall become 100% vested and shall become payable to his Beneficiary in accordance with Section 5.6 as soon as administratively feasible unless the Beneficiary defers distribution, subject to Section 5.8(c).
5.4.    Death After Severance from Employment
If a Participant dies after his Severance from Service Date but before he has begun receiving his benefit pursuant to the Plan, the value (as determined under Section 4.2) of the vested portion of his Account (as determined under Section 5.5(b)) shall become payable under Section 5.6 as soon as administratively feasible after the Plan Administrator is notified of the death unless, subject to Section 5.8(c), the Beneficiary defers distribution. However, if such Participant began benefit payments under the Plan before his death, the provisions of such form of distribution shall control payments after his death.

5.5.    Severance from Employment
(a)    As soon as administratively feasible following a Participant’s severance from employment for any reason other than retirement under Section 5.1; disability under Section 5.2; death under Section 5.3; reduction-in-force under subsection (b)(1) below; or a termination, partial termination or deemed partial termination of the Plan under Section 9.2, the Plan Administrator shall direct the Trustee to distribute to such Participant the value (as determined under Section 4.2) of the vested portion of his Account (as determined under subsection (b)). Notwithstanding the preceding sentence, pursuant to Section 5.7(b), consent of the Participant may be required before distribution can be made. A Participant in Qualified Military Service for a period of more than 30 days is deemed to have incurred a severance from employment under Code Section 401(k)(2)(B)(i)(I) and may elect to receive a distribution from his Employee Pre-Tax Contributions sub-accounts on account of such severance from employment; pursuant to Section 3.10(g), his right to make Employee Pre-Tax Contributions shall be suspended for six (6) months following such distribution. If a Participant who severed his employment with an Employer is reemployed by an Employer or an Affiliate prior to receiving a distribution of his Account, he shall not be entitled to a distribution as provided in this Section 5.5 due to such severance, but shall be entitled to a distribution as determined herein upon a subsequent severance from employment for any reason.
(b)    (1)    A Participant always has a 100% vested percentage in his Employee Pre-Tax Contribution, Employer Matching, Rollover Contribution, Vested Quest Diagnostics Common Stock Dividend and Vested Money Purchase Pension Plan Dividend Sub-Accounts, as applicable, as well as in his Employer Discretionary Contributions (if any) made before 2016 under the Plan. Also, if a Participant is employed by an Employer or an Affiliate on the date he attains his Normal Retirement Age, or if he severs from employment with his Employer or an Affiliate due to a reduction-in-force (as determined by Quest Diagnostics), he shall be 100% vested in his entire Account.
(2)    Except as provided in paragraph (1) above, a Participant shall have a vested percentage in the balance of Employer Discretionary Contributions, and any earnings or losses thereon, made after 2015 under the Plan determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%
(c)    Any portion of a Participant’s Account in which he is not vested upon his Severance from
Service Date for any reason will be forfeited as of the earlier of:
(1)    the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance; or
(2)    the distribution of the balance of the Participant’s entire vested Account.
For purposes of paragraph (2) above, a terminated Participant who has no vested benefit in his Account (other than a Rollover Contributions Sub-Account) is deemed to have received a distribution of the balance of his entire vested Account as of his Severance from Service Date.
(d)    Withdrawal of Vested Portion - If a withdrawal is made at a time when a Participant has a vested right to less than 100% of the value of his entire Account and the non-vested portion of his Account has not yet been forfeited pursuant to subsection (c) above:
(1)    separate sub-accounts shall be established for the Participant’s interest in his non-vested sub-accounts as of the time of distribution; and
(2)    at any relevant time the Participant’s vested portion of the separate sub-accounts shall be an amount (“X”) determined by the formula:
X=P(AB+ (RxD))-(RxD).
For purposes of the above formula: P is the vested percentage at the relevant time; AB is the particular sub-account balance at the relevant time; D is the amount of the distribution; and R is the ratio of such sub-account balance at the relevant time to such sub-account balance after distribution.
(e)    Application of Forfeitures - Forfeitures occurring during the Plan Year first shall be used to reinstate previously forfeited sub-accounts of reemployed Participants, if any, and any remaining forfeitures then will be used either to reduce or supplement Employer Matching or Discretionary Contributions to the Plan, to make corrective allocations to the

Plan (and earnings on such corrective allocations) pursuant to Section 3.11 or to pay Plan expenses.
(f)    Restoration of Forfeitures -
(1)    Notwithstanding anything herein to the contrary, if a Participant forfeits any portion of his Account pursuant to this Section or an Appendix hereto but returns to the employ of an Employer or an Affiliate, the amount forfeited will be recredited to his Account if he repays to the Plan the full amount of the prior distribution from his Account, without interest, prior to the earlier of:
(A)    five (5) consecutive One-Year Periods of Severance; or
(B)    the 5th anniversary of his Reemployment Commencement Date.
In the case of a Participant whose Severance from Service Date occurred prior to his earning a vested interest in his Account (other than a Rollover Contributions Sub-Account) and who was deemed to have received a distribution of such vested interest under subsection (c) above, the amount forfeited will be recredited to his Account if he is reemployed by an Employer or an Affiliate prior to incurring five (5) consecutive One-Year Periods of Severance.
(2)    A Participant’s vested percentage in the amount recredited under this subsection (f) will thereafter be determined under the terms of the Plan as if no forfeiture had previously occurred. The monies required to effect the restoration of a Participant’s Accounts shall come from other Participant’s Accounts forfeited in accordance with this Section or, if necessary, additional Employer contributions.
(g)    One-Year Period of Severance - For purposes of this Section, a One-Year Period of Severance means a 12-consecutive month Period of Severance.
(h)    If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s vested percentage, each Participant who has completed three (3) or more Years of Vesting Service, may elect, within the period described below, to have his vested percentage determined without regard to such amendment or change. The election period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter or, if later, 60 days after the later of:
(1)    the date on which such amendment becomes effective; and

(2)    the date on which the Participant is issued written notice of such amendment by the Plan Administrator.
For purposes of this subsection (h), a Participant will be considered to have completed three (3) Years of Service if he has completed three (3) Years of Service, whether or not consecutive, without regard to the exceptions contained in Code Section 411(a)(4) prior to the expiration of the election period described above.
5.6.    Method of Payment
(a)    Normal Form
(1)    The normal form of distribution under the Plan is a lump sum.
(2)    At the election of the Participant, payments from investments held in the Quest Diagnostics Incorporated Stock Fund will be distributed in Quest Diagnostics Common Stock (whole shares only) but, in the absence of such an election, will be distributed in cash. Payments from other investments will be made only in cash except that, in the case of a distribution made in connection with a corporate transaction, in the discretion of the Trustee in-kind payments may be made if such in-kind payments will be accepted as rollover contributions by the trustee of the subsequent employer’s plan.
(3)    During the 180-day period ending on the day his distribution commences, a Participant may elect to have his Plan benefit paid in one of the options under subsection (b).
(4)    A Participant who desires to have his benefit paid in an option under subsection (b) shall make such an election through an Appropriate Request. His election to receive his benefit in an option provided in subsection (b) may be revoked by him at any time and any number of times during the 180-day period ending on the day benefit payments commence. After benefit payments have commenced, no elections or revocations of an optional method will be permitted under any circumstances.
(5)    Participants who have a portion of their vested Account attributable to the QJSA Portion will be subject to the rules of Appendix F in respect to the distribution of such portion.
(b)    Available Options
In lieu of a lump sum, a Participant may elect monthly, quarterly or annual installments from the Trust Fund over a period not to exceed the lesser of: (A) 10 years; or (B) the life expectancy of the Participant or the joint life expectancies of him and his Beneficiary. Life expectancies are determined when payments commence and are not later recalculated. Installment payments shall be made pro-rata from the various sub-accounts within his Account.
5.7.    Cash-Outs; Consent
(a)    If a Participant retires under Section 5.1, becomes disabled under Section 5.2 or severs from employment under Section 5.5 and the value (as determined under Section 4.2) of the vested portion of his Account does not exceed $1,000 as of the first Valuation Date (and its confirmation date) thereafter upon which such Account is valued for purposes of determining if it exceeds $1,000, the Plan Administrator shall direct the Trustee to distribute to him such amount in accordance with Section 5.6(a) as soon as administratively feasible following such Valuation Date (and its confirmation date). If the value of the vested portion of his Account exceeds $1,000 upon such Valuation Date (or its confirmation date), but is $1,000 or less as of any subsequent Valuation Date upon which such Account is valued for purposes of determining if it exceeds $1,000, the Plan Administrator shall direct the Trustee to distribute to him such amount in accordance with Section 5.6(a) as soon as administratively feasible following such Valuation Date. For purposes of this Section 5.7(a), the value of a Participant’s Account shall be determined by including that portion of the account that is attributable to rollover contributions (and earnings or losses attributable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).
(b)    If a Participant retires under Section 5.1, becomes disabled under Section 5.2 or severs from employment under Section 5.5 and the value (as determined under Section 4.2) of the vested portion of his Account exceeds $1,000 (and such value exceeds $1,000 as of each subsequent Valuation Date (or its confirmation date) upon which such Account is valued for purposes of determining if it exceeds $1,000), then no distribution shall be made prior to his “required beginning date” under Section 5.8(g)(5) unless he consents to the making of such distribution through an Appropriate Request. Distribution shall commence no later than 180 days from the date his written consent is obtained. He shall be given a notice of the right to defer any distribution to his “required beginning date” under Section 5.8(g)(5). Such notification shall be given no less than 30 days and no more than 180 days prior to the date distribution commences. Notwithstanding the preceding sentence, distribution may commence less than 30 days after the notification was given, as long as the notification informs him that he has a right to a period of at least 30 days after receiving the notice to decide whether to elect a distribution.

5.8.    Payment of Benefits
(a)    Except as provided in subsection (b), in the event a Participant’s Account shall be due and payable under this Article V and he has not elected (or been deemed to have elected) otherwise in accordance with the Plan, the payment of his Account shall begin not later than 60 days after the close of the Plan Year in which occurs the latest of:
(1)    the date on which he attains age 65;
(2)    the 10th anniversary of the date on which he commenced participation in the Plan; and
(3)    his severance from employment with the Employer.
(b)    The requirements of subsections (c) - (f) of this Section will apply for purposes of determining required minimum distributions and will take precedence over any inconsistent provisions of the Plan. All distributions required under subsections (c) - (f) will be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirements of Code Section 401(a)(9)(G).
(c)    (1)    The Participant’s entire interest will be, or will begin to be, distributed to him no later than his required beginning date.
(2)    As of the first distribution calendar year, distributions, if not made in a single-sum, may be made only over one of the following periods (or a combination thereof):
(A)    his life;
(B)    the lives of him and his designated beneficiary;
(C)    a period certain not extending beyond his life expectancy; or
(D)    a period certain not extending beyond the joint and last survivor expectancy of him and his designated beneficiary.
(3)    If he dies before distributions begin, his entire interest will be, or will begin to be, distributed no later than as follows:
(A)    If his surviving spouse is his sole designated beneficiary, then except as provided in (D) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which he died, or by December 31 of the calendar year in which he would have attained age 70½, if later.

(B)    If his surviving spouse is not his sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which he died.
(C)    If there is no designated beneficiary as of the date of his death who remains a beneficiary as of September 30 of the year following the year of his death, his entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of his death.
(D)    If his surviving spouse is his sole designated beneficiary and the surviving spouse dies after him but before distributions to the surviving spouse begin, this paragraph (3), other than subparagraph (A), will apply as if the surviving spouse were the Participant.
For purposes of this subsection (c)(3) and subsection (e), unless subparagraph (D) above applies, distributions are considered to begin on his required beginning date. If distributions under an annuity purchased from any insurance company irrevocably commence to him before his required beginning date (or to his surviving spouse before the date distributions are required to begin under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.
(4)    Unless his interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (d) and (e) of this Section 5.8. If his interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Regulations thereunder.
(d)    (1)    During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)    the quotient obtained by dividing his account balance by the distribution period in the Uniform Lifetime Table in Regulation §1.401(a)(9)-9, using his age as of his birthday in the distribution calendar year; or

(B)    if his sole designated beneficiary for the distribution calendar year is his spouse, the quotient obtained by dividing his account balance by the number in the Joint and Last Survivor Table in Regulation §1.401(a)(9)-9, using their attained ages as of their birthdays in the distribution calendar year.
(2)    Required minimum distributions will be determined under this subsection (d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the date of his death.
(e)    (1)    (A)    If the Participant dies on or after the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by the longer of his remaining life expectancy or the remaining life expectancy of his designated beneficiary, determined as follows:
(i)    His remaining life expectancy is calculated using his age in the year of death, reduced by one for each subsequent year.
(ii)    If his surviving spouse is his sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of his death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(iii)    If his surviving spouse is not his sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of his death, reduced by one for each subsequent year.

(B)    If the Participant dies on or after the date required distributions begin and there is no designated beneficiary as of his death who remains a beneficiary as of September 30 of the year after the year of his death, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by his remaining life expectancy calculated using his age in the year of death, reduced by one for each subsequent year.
(2)    (A)    Except as provided in subsection (c)(4), if the Participant dies before the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by the remaining life expectancy of his designated beneficiary, as determined under subsection (e)(1).
(B)    If he dies before the date required distributions begin and there is no designated beneficiary as of his death who remains a beneficiary as of September 30 of the year following the year of his death, distribution of his entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of his death.
(C)    If he dies before the date required distributions begin, his surviving spouse is his sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (c)(2)(A), this subsection (e)(2) will apply as if the surviving spouse were the Participant.
(f)    For purposes of this Section 5.8, the following words and phrases shall have the meanings indicated:
(1)    Designated beneficiary - The individual who is designated as the Beneficiary under Section 2.3 of the Plan and who is a designated beneficiary under Code Section 401(a)(9) and Regulation §1.401(a)(9)-1, Q&A 4.
(2)    Distribution calendar year - A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains his required beginning date. For distributions beginning after his death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (c)(3). The required minimum distribution for his first distribution calendar year will be made on or before his required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which his required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(3)    Life expectancy - Life expectancy as computed by use of one of the following tables, as appropriate: (i) Single Life Table, (ii) Uniform Life Table, or (iii) Joint and Last Survivor Table, found in Regulation §1.401(a)(9)-9.
(4)    Account balance - The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(5)    Required beginning date - April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or retires, except in the case of a Participant who is a 5% owner in which case it is April 1 of the calendar year following the calendar year in which he attains age 70½.
(6)    5% owner - A Participant is treated as a 5% owner for purposes of this Section if he is a 5% owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which he attains age 70½. Once required distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if he ceases to be a 5% owner in a subsequent year.

5.9.    Direct Rollovers
(a)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the distributee. For purposes of this Section, the following terms have the meanings below:
(b)    (1)    An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) a hardship distribution; (iv) a corrective distribution pursuant to Sections 3.1(c), 3.4(e), 3.6, 4.7(b)(2) or 5.12(c), or similar correction; (v) a deemed distribution resulting from a defaulted loan under Section 6.1 that is not also an offset distribution; (vi) any distribution that is reasonably expected to total less than $200 during a calendar year; (vii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (viii) dividends on Quest Diagnostics Common Stock paid directly to a Participant pursuant to an election under Section 6.4; and (ix) any other distribution described in Regulation §1.402(c)-2. For purposes of clause (vi) above, a distribution from a designated Roth account and a distribution from other accounts under the Plan may be treated as made under separate plans. Any distribution of Roth contributions is deemed to be an eligible rollover distribution only to the extent that such Roth contributions are rolled over to a Roth individual retirement account or annuity described in Code Section 408A or to a qualified trust that accepts, and agrees to separately account for, Roth Contributions. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to a traditional individual retirement account or annuity described in Code Sections 408(a) or 408(b), a Roth individual retirement account or annuity described in Code Section 408A, or to a defined contribution plan described in Code Sections 401(a) or 403(b) that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. An “eligible rollover distribution” also includes a distribution to a non-spouse Beneficiary designated by a Participant in accordance with Section 2.3, provided the distribution otherwise qualifies as an eligible rollover distribution hereunder and the distribution is made to an eligible retirement plan.
(2)    An “eligible retirement plan” is a traditional individual retirement account or annuity described in Code Sections 408(a) or 408(b), a Roth individual retirement account or annuity described in Code Section 408A, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified plan described in Code Section 401(a) or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth sub-account, an eligible retirement plan with respect to such portion is only either a designated Roth account under another employer’s plan of the individual from whose sub-account the payments or distributions was made or a Roth individual retirement account or annuity of such individual. The definition of eligible retirement plan also applies to a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a QDRO.
(3)    A “distributee” generally means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a QDRO are distributees with regard to the interest of the spouse or former spouse. The definition of eligible retirement plan in (2) above applies to distributees described herein.

(4)    A “distributee” also includes an individual who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Employee or former Employee and who is not the surviving spouse (or former spouse pursuant to a QDRO) of the Employee or former Employee. An “eligible retirement plan” for such a distributee who is a non-spouse designated beneficiary is a traditional individual retirement account or annuity described in Code Sections 408(a) or 408(b) that will be treated as an inherited IRA pursuant to Code Section 402(c)(11), or a Roth individual retirement account or annuity described in Code Section 408A but the non-spouse designated beneficiary cannot elect to treat the Roth individual retirement account or annuity as the beneficiary’s own.
(5)    For these purposes, to the extent provided in Regulations, a trust maintained for the benefit of one or more designated beneficiaries will be treated in the same manner as a designated beneficiary.
(6)    A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.
(7)    The Plan Administrator will adopt procedures for elections made pursuant to this Section. Within a reasonable period of time before payment of an eligible rollover distribution, the Plan Administrator will provide a notice to the distributee describing his rights under this Section and such other information as may be required under Code Section 402(f).
(8)    This Section is intended to comply with Code Section 401(a)(31) and will be interpreted in accordance with such Code Section and Regulations thereunder.

5.10.    Payment to Alternate Payee under QDRO
(a)    Notwithstanding any other provision of this Plan, if the Plan Administrator determines that a domestic relations order is a QDRO, unless the QDRO specifically provides otherwise, the alternate payee specified in the QDRO shall receive a distribution of the amount assigned to him in the QDRO in a lump sum. The Plan Administrator shall direct the Trustee to distribute to the alternate payee such amount as soon as administratively feasible following receipt of an Appropriate Request by the alternate payee. The Plan Administrator’s decision whether a domestic relations order is a QDRO is final and conclusive. An alternate payee for whom an Account is established under the Plan shall be considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account, but shall not be eligible to have contributions made on his behalf except as may become necessary under Section 3.11. A former spouse may be treated as a spouse or surviving spouse of an Employee to the extent required under the terms of a QDRO.
(b)    Notwithstanding any other provision of the Plan, upon receipt of an executed QDRO, upon receipt of a joinder that references the Plan, or upon direction provided to the Plan’s recordkeeper by the Plan Administrator, the Plan’s recordkeeper shall place a disbursement restriction upon the Participant’s Account. The scope and duration of such disbursement restriction shall be determined by procedures adopted by the Plan Administrator and applied in a uniform and nondiscriminatory manner.
(c)    An administrative charge, in an amount determined by the Plan Administrator, may be imposed on the Account of a Participant who is subject to a domestic relations order and on the separate Account, if any, established on behalf of the alternate payee specified in the order. Such charges shall be imposed pursuant to procedures adopted by the Plan Administrator and applied in a uniform and nondiscriminatory manner.

5.11.    Voluntary Direct Transfers
A Participant whose employment status has changed, e.g., through transfer to an Affiliate that is not an Employer, so that he no longer is an Eligible Employee and who is not expected to regain such eligibility in the foreseeable future, is deemed to have requested a distribution of his Account prior to his Severance from Service Date unless he affirmatively elects to the contrary. Such Account may be distributed only through transfer to another cash or deferred arrangement under Code Section 401(k) maintained by the Employer or an Affiliate under which the Participant currently is, or soon will be, eligible to participate. The provisions of Section 5.5(h) shall apply to the vesting schedule of such transferee plan as if an amendment to the vesting schedule of this Plan. Payments made pursuant to this Section shall operate as a complete discharge of the Trustee, the Committee, the Plan Administrator and the Trust Fund in respect to this Plan.

5.12.    Restrictions on Certain Distributions
(a)    Amounts credited to a Participant’s Account attributable to Regular or Catch-up Pre-Tax Contributions or Employer Matching Contributions are not distributable prior to the earliest of the following events or other events permitted by the Code or applicable Regulations:
(1)    his “severance from employment,” as such term is defined under Code Section 401(k)(2)(B)(i)(I) (regardless of when the severance from employment occurred), Total and Permanent Disability or death;
(2)    his attainment of age 59½;
(3)    his proven financial hardship under Section 6.2; or
(4)    the termination of the Plan without the establishment or maintenance by the Employer or an Affiliate of an alternative defined contribution plan as defined in Regulation §1.401(k)-1(d)((4)(i). A distribution that is made under this subparagraph (4) must be made in a lump-sum.
(b)    Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s attaining age 62, retirement, death, Total and Permanent Disability or Severance from Service Date and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan or a defined benefit plan qualified under Code Section 401(a) (other than the portion of those transferred assets and liabilities attributable to after-tax voluntary Employee contributions or to a direct or indirect rollover contribution, provided that portion was not subject to such distribution restrictions under the transferor plan or such distribution restrictions have been waived under this Plan).
(c)    Nothing in this Section shall preclude the Plan Administrator from making a distribution to a Participant to the extent such distribution is determined by the Plan Administrator to be necessary to correct a qualification defect in accordance with the corrective procedures permissible under the EPCRS or any other voluntary compliance program.

ARTICLE VI

LOANS AND WITHDRAWALS
6.1.    Loans to Participants
A Participant who is a “party in interest” as defined in ERISA Section 3(14) may, by making an
Appropriate Request, request a loan from the Trust Fund. The following additional rules shall apply:
(a)    Loans shall be made available to all eligible Participants on a reasonably equivalent basis;
provided that the Plan Administrator shall retain the power to approve or decline a loan and may make reasonable distinctions based upon creditworthiness, other obligations of the Participant, state laws affecting payroll deductions and any other factors that may adversely affect the Employer’s ability to deduct loan repayments from a Participant’s pay.
(b)    Except with respect to pre-existing loans transferred to or merged into this Plan under subsection (k), a Participant may have only one (1) loan outstanding at any time. For purposes of this subsection (b), a loan that is in default under subsection (e) is treated as outstanding. There must be a minimum of fourteen (14) days (or such other period determined by the Plan Administrator) between the payoff of one Plan loan and the issuance of a new loan, provided that the minimum-day restriction may be waived under procedures established by the Plan Administrator.
(c)    The minimum new loan amount shall be $1,000. If a Participant’s vested Account balance is insufficient to support the minimum loan amount loan because of the restrictions below, no loan shall be made. The maximum amount of any loan, when added to the outstanding balance of any existing loan from this Plan, shall be the lesser of (1) or (2):
(1)    $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made; or
(2)    One-half (½) of the value (as determined under Section 4.2) of the vested portion of the Participant’s Account on the date the loan is made.
For purposes of this limit, all plans of the Employer and its Affiliates shall be considered one plan. For purposes of this subsection (c), a loan that is in default under this Plan or another plan is treated as an outstanding loan, and interest accrued on such loan since it was deemed in default is considered part of the outstanding balance of such loan.
(d)    The Participant must agree in writing to pledge one-half (½) of the value (or, if lesser, the borrowed amount) of the vested portion of his Account in the Plan as security for the loan. All loans shall be repayable in substantially level payments of principal and interest, not less frequently than quarterly, over a period of not more than five (5) years, except that a loan used by the Participant to acquire or construct any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant shall be repayable over a period of not more than ten (10) years.
(e)    Any loans shall be made pursuant to a written Participant loan program contained in a separate written document, which is hereby incorporated by reference and made a part of the Plan. Such Participant loan program may be modified or amended in writing from time to time by the Plan Administrator without the necessity of amending this Section. Such loan program will include, but need not be limited to, the following:
(1)    the identity of the person or positions authorized to administer the Participant loan program;
(2)    the procedure for applying for loans;
(3)    the basis on which loans will be approved or denied;
(4)    limitations, if any, on the types and amounts of loans offered;
(5)    the procedure for determining a reasonable rate of interest;
(6)    the procedure for repayment of the loan, e.g., under what circumstances repayment by payroll deduction is not required and whether prepayment (full or partial) is permitted;
(7)    the treatment of loans during leaves of absence and upon termination of employment; and
(8)    the events constituting default and the steps that will be taken to preserve Plan assets.
(f)    The amount of the loan shall be withdrawn from the investments in his Account in accordance with such procedures as the Plan Administrator shall determine. Payments of principal and interest against a loan shall be credited to the investments in his Account in accordance with such procedures as the Plan Administrator shall determine.
(g)    Notwithstanding anything in this Plan to the contrary, if a Participant defaults on a loan made pursuant to this Section, the loan default will be a distributable event to the extent permitted by the Code and Regulations.

(h)    The Plan Administrator shall apply the provisions of this Section in a uniform and nondiscriminatory manner that is not inconsistent with Regulations §2550.408b-1.
(i)    A married Participant with a part of his vested Account attributable to the QJSA Portion may not make a loan under this Section 6.1 from such part unless, during the 180-day period ending on the date on which the loan is secured, his spouse has filed a written consent to such loan with the Plan Administrator, which consent shall be notarized or witnessed by a representative of the Plan Administrator, and shall acknowledge the effect of the loan. In the absence of spousal consent, such part of his vested Account shall be disregarded for purposes of subsection (c)(2).
(j)    Notwithstanding anything in this Section to the contrary, loans made prior to January 1, 2016 shall be subject to the terms of the Plan (or a Merged Plan, as applicable) and the loan program in effect at the time such loan was made.
(k)    notwithstanding any other provision of the Plan,
(1)    for Participants on a leave of absence for Qualified Military Service, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) and the loan interest will be adjusted as may be required under applicable law; and
(2)    loan repayments for Participants on another type of approved leave of absence may be suspended for the period of leave (up to a twelve-month grace period), provided that the entire amount of any loan must be repaid within the original repayment period applicable to the loan as extended, but not beyond the maximum period permitted under the Plan, by the period of suspension.
(l)    In the event of a corporate transaction in connection with which there is a facilitated mass rollover of the accounts of participants in the plan of the former employer into this Plan, participant loans from the predecessor plan that meet the administrative requirements of the Trustee can be included in such rollover. Pre-existing loans rolled over to or merged into this Plan shall remain subject to their terms at the time of such rollover or merger except to the extent reamortization occurs, as determined by the Plan Administrator, due to a suspension in repayments during the pendency of the rollover or merger, a change in payroll frequency or similar circumstance. Any such rolled-over or merged loans will not be subject to any limitations on loans imposed by this Plan but not required by law, but will be considered in determining whether the Participant can take a subsequent loan from this Plan.

(m)    Notwithstanding the preceding provisions of this Section, loans may not be made to the extent a disbursement restriction is in effect under Section 5.10(b).

6.2.    Hardship Withdrawals
(a)    Upon making an Appropriate Request, and with the approval of the Plan Administrator, a Participant shall be allowed to withdraw all or part of the value of his Account while still employed by the Employer. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Plan Administrator may determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Plan Administrator may determine.
(b)    A Participant may make a withdrawal under this Section 6.2 only if the withdrawal is made on account of his immediate and heavy financial need, as determined under subsection (c)(1), and is necessary to satisfy such need, as determined under subsection (c)(2). The determination of the existence of financial hardship and the amount necessary to be withdrawn to satisfy the immediate financial need created by the hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner, in accordance with the standards and restrictions set forth in subsection (c). A Participant requesting a withdrawal hereunder may be required to submit whatever documentation the Plan Administrator, in its sole discretion, deems necessary to establish the existence of a financial hardship and the amount necessary to be withdrawn to satisfy the need created by the hardship.
(c)    (1)    Immediate and heavy financial need. A withdrawal will be considered to be made on account of an immediate and heavy financial need of the Participant for purposes of subsection (b) only if it is for:
(A)    Expenses of him, his spouse, children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B)) for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(B)    Costs directly related to the purchase or construction of his principal residence (excluding mortgage payments);
(C)    Payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for him, his spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B));
(D)    Payments necessary to prevent his eviction from his principal residence or foreclosure on the mortgage of his principal residence;
(E)    Payments for burial or funeral expenses for his deceased parent, spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));
(F)    Expenses for the repair of damage to his principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of his adjusted gross income); or
(G)    Expenses under subsections (A), (C) and (E) above as it relates to his “primary Beneficiary” in the same manner as expenses for a spouse or other dependent if such expenses satisfy all the requirements of this Section. For this purpose, a “primary Beneficiary” is an individual named as a Beneficiary who has an unconditional right to all or a portion of the Participant’s Account upon his death.
(2)    Amount necessary to satisfy the need. A withdrawal will be considered to be in an amount necessary to satisfy a Participant’s need under paragraph (1) for purposes of subsection (b) only if:
(A)    It does not exceed the amount of the need under paragraph (1);
(B)    He has obtained all non-hardship distributions and non-taxable loans he is eligible for, and is able to provide collateral for, under any plan the Employer or an Affiliate may sponsor (including this Plan);
(C)    He may not make any Employee Pre-Tax Contributions under Section 3.1 for a period of six (6) months after his withdrawal, nor may he make any other elective contributions to any plan of the Employer or an Affiliate as described in Regulation §1.401(k)-1(d)(2)(iv)(B)(4); and
(D)    Notwithstanding subparagraphs (A) - (C), his withdrawal may be considered to be in an amount necessary to satisfy a need under paragraph (1) if it satisfies a method prescribed under Regulation §1.401(k)-1(d)(2)(iv)(C).
(d)    In addition to the amount necessary to meet the immediate financial need created by the hardship, the Participant also may withdraw an amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
(e)    A Participant who has requested a hardship withdrawal and who has any portion of his Account invested in the Quest Diagnostics Incorporated Stock Fund shall be subject to restrictions on his election under Section 6.4 to the extent so provided in Section 6.4(a).
(f)    Notwithstanding the preceding provisions of this Section, a hardship withdrawal may not be made from the QJSA Portion, qualified matching or safe harbor matching contributions, qualified non-elective contributions or, with respect to sub-accounts arising from employee pre-tax contributions, earnings thereon allocated to such sub-accounts as of a date after December 31, 1988, nor to the extent a disbursement restriction is in effect under Section 5.10(b).

6.3.    Non-Hardship Withdrawals
(a)    A Participant who is employed by an Employer or an Affiliate after attaining age 62 may elect to receive distribution of all or any part of his Account in the form provided under Article V (or Appendix F, if applicable) at any time following attainment of such age.
(b)    A Participant who is employed by an Employer or an Affiliate and who has attained age 59½ may elect to make a cash withdrawal from his vested Account, other than from his QJSA Portion.
(c)    In addition to the withdrawals available under Section 6.2, but no more than once in any 12-month period, a Participant shall be allowed to withdraw all or part of the value of his Employee After-Tax Sub-Account (if any) for any reason.
(d)    Any withdrawal elected pursuant to this Section 6.3 shall be made through an Appropriate Request, and shall be paid as soon as administratively feasible following receipt of the Appropriate Request. Withdrawn amounts may not be repaid to the Trust Fund.
(e)    Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Plan Administrator shall determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Plan Administrator may determine.
(f)    Certain Merged Plans are subject to additional rules contained in Appendix B or
Appendix C.

(g)    Notwithstanding the preceding, non-hardship withdrawals may not be made to the extent a disbursement restriction is in effect under Section 5.10(b).

6.4.    Withdrawal of Dividends on Quest Common Stock
(a)    Under procedures established by the Plan Administrator, a Participant may elect:
(1)    to receive a direct payment of any cash dividends on Quest Diagnostics Common
Stock otherwise allocable to his Account; or
(2)    to have such cash dividends reinvested and allocated to his Account.
A Participant who does not have in effect an election under subsection (a)(1) will be deemed to have elected reinvestment under subsection (a)(2). A Participant who does not have in effect an election under subsection (a)(1) and who has made an election under Article V: (i) to receive a lump sum distribution of his Account which is made after the “ex-dividend” date (e.g., three (3) business days prior to the record date); or (ii) to commence receiving distribution of his Account which is pending during the ten (10) business day period (or such other period as the Plan Administrator may determine) prior to the dividend payment date, will be deemed to have elected reinvestment under subsection (a)(2) with respect to: (i) his dividend rights as of the record date or (ii) the portion of his Account which has not been distributed prior to the dividend payment date, respectively. If a Participant has made a request for a hardship withdrawal pursuant to Section 6.2 which is pending during the ten (10) business day period (or such other period as the Plan Administrator may determine) prior to the dividend payment date or has a hardship withdrawal approved during such period (or such other period as the Plan Administrator may determine), he will be deemed to have elected a direct cash payment under subsection (a)(1) for that quarterly dividend payment. Such cash payment will be considered in determining the amount of any hardship distribution, and such Participant’s election with respect to future cash dividend payments will revert to his prior election unless changed in accordance with this Section 6.4.
In no event shall any distribution of cash dividends on Quest Diagnostics Common Stock paid into the Trust Fund be made pursuant to this Section 6.4 later than 90 days following the end of the Plan Year in which such dividends were paid into the Trust Fund.

Stock dividends on Quest Diagnostics Common Stock shall be reinvested in the Quest Diagnostics Incorporated Stock Fund.
(b)    An election to receive direct payment of dividends under Section 6.4(a)(1) made not later than ten (10) business days (or such other period as the Plan Administrator may determine) prior to a dividend payment date will be effective as of that dividend payment date; otherwise the election will be effective only as to subsequent dividend payment dates. Except as provided in subsection (e) below, the dividends with respect to which he may elect a direct payment under Section 6.4(a)(1) are 100% of the cash dividends on shares of Quest Diagnostics Common Stock in the Quest Diagnostics Incorporated Stock Fund and allocated to his Account as of the record date for the dividend (which, for Plan purposes, shall be determined on the “ex-dividend date”), provided that the total cash dividend that would be payable if he elected a direct payment of 100% of dividends subject to his election must equal or exceed a de minimis amount. The initial de minimis amount is $10 and may be increased in the discretion of the Plan Administrator. For purposes of this Section 6.4, “business days” do not include holidays or weekend days.
(c)    Any election under this Section 6.4 shall continue in effect until revoked prospectively by the Participant. Any such election or revocation shall be made at such time and in such manner as the Plan Administrator shall specify.
(d)    Notwithstanding subsections (b) and (c), under subsection (a) a Participant’s election may be revoked in connection with his request for a hardship distribution under Section 6.2, and a Participant’s election also may be revoked if necessary under the Plan’s domestic relations order procedures as described in Section 5.10(b).
(e)    If, with respect to cash dividends declared on shares of Quest Diagnostics Common Stock, Quest Diagnostics authorizes the direct payment under Section 6.4(a)(1) of less than 100% of such dividends, a Participant may elect, in accordance with procedures established by the Plan Administrator, a direct payment under this Section 6.4 of such percentage.
(f)    Any dividend payment check that is not promptly cashed shall be treated in accordance with Section 12.9.
(g)    This Section 6.4 is intended to comply with the requirements of Code Section 404(k) and shall be administered and interpreted accordingly.

6.5.    Vesting of Certain Dividends on Quest Common Stock
(a)    Cash dividends on Quest Diagnostics Common Stock that are received on the part of a Participant’s Account other than the QJSA Portion that is not fully vested, and that is allocated to the Quest Diagnostics Incorporated Stock Fund, shall be directed to the Vested Quest Diagnostics Common Stock Dividend Sub-Account when received by the Trust Fund and shall be 100% vested upon receipt.
(b)    Cash dividends on Quest Diagnostics Common Stock that are received on the part of a Participant’s QJSA Portion that is not fully vested, and that is allocated to the Quest Diagnostics Incorporated Stock Fund, shall be directed to the Vested Money Purchase Pension Plan Dividend Sub-Account when received by the Trust Fund and shall be 100% vested upon receipt.

6.6.    Qualified Reservist Distribution
Upon making an Appropriate Request, a Participant who is a member of a reserve component or is ordered or called to active duty for a period in excess of 179 days or an indefinite period may withdraw all or part of the value of his Employee Pre-Tax Contributions sub-accounts. A distribution under this Section must be made during the period beginning on the date of such order or call and ending no later than the close of the period of active duty.

ARTICLE VII

TRUST FUND
7.1.    Contributions
Contributions by the Employers and Participants as provided for in Article III shall be paid to the Trustee. All Employer Contributions shall be irrevocable, except as provided in Section 12.5 of this Plan, and may be used only for the exclusive benefit of Participants and their Beneficiaries or for the payment of reasonable expenses of administering the Plan.
7.2.    Trustee

(a)    Quest Diagnostics will maintain a Trust Agreement with the Trustee, including any successor appointed in accordance with the Trust Agreement, establishing the Trust Fund under the Plan. The Trustee is subject to directions made in accordance with the terms of the Trust Agreement, the Plan and ERISA. No Plan fiduciary, other than the Trustee itself, shall be liable for any act or omission of any Trustee with respect to any duties allocated or delegated to such Trustee.
(b)    Except to the extent provided in the Trust Agreement, the Trustee shall have no authority to manage the Trust Fund. Participants shall be able to direct the investment of amounts credited to their Accounts and future contributions to their Accounts among the Investment Options then available in accordance with Section 7.4.
7.3.    Investment Options
(a)    Except as provided in Sections 7.3(b)(1) and 8(e)(2), the Investment Committee has been delegated the authority to select, monitor and replace, as it determines, the Investment Options available for Participant direction under Section 7.4, which Investment Options shall constitute:
(1)    an interest or interests in registered regulated investment companies (“mutual funds”) that are independent of, or proprietary to, the Trustee or its affiliates;
(2)    an interest or interests in a group, common or collective trust maintained for the collective investment of employee benefit plans qualified under Code Section 401(a) that is independent of, or proprietary to, the Trustee or its affiliates. If a group, common or collective investment fund or trust maintained by the Trustee (or other person) that may be invested in by a plan and trust qualified under Code Sections 401(a) and 501(a) is so used, the governing provisions of such fund or trust shall be incorporated by reference to the extent required by applicable law; or

(3)    such other investment vehicles as the Investment Committee may from time to time determine.
(b)    (1)    To the extent consistent with ERISA and applicable law, one of the Investment Options will be the Quest Diagnostics Incorporated Stock Fund, which will be invested (except as may be required for liquidity) in Quest Diagnostics Common Stock. In accordance with Section 8.3(e), the Investment Committee is responsible for monitoring that continuing to provide this Investment Option pursuant to this Section 7.3(b), without change or adjustment, is consistent with the requirements of ERISA and applicable law.
(2)    The Quest Diagnostics Incorporated Stock Fund will be administered on a unit accounting basis. In the event of any cash or stock dividend, stock split or recapitalization with respect to Quest Diagnostics Common Stock, such dividend, split or recapitalization shall be allocated to Accounts based on the number of shares of Quest Diagnostics Common Stock credited to the units held by each Account as of the record date of such dividend, split or recapitalization.
7.4.    Investment Direction by Participants
(a)    Participants shall be able to direct the investment of all amounts credited to their Accounts among the Investment Options then available in accordance with such administrative rules and procedures as the Plan Administrator or the recordkeeper may establish from time to time. It is intended that the Plan meet the requirements of ERISA Section 404(c) and be construed, maintained and administered as an “ERISA Section 404(c) plan” within the meaning of Regulation §2550.404c-1(b)(1). Subject to subsection (d) below, a Participant’s investment directions shall remain in effect until changed by him. Transfers between Investment Options shall be subject to any restrictions imposed under Section 7.4(d), the terms of such Investment Options and, with respect to the Quest Diagnostics Incorporated Stock Fund, Quest Diagnostics’ securities law compliance policy. No portion of a Participant’s Account is required to be maintained in the Quest Diagnostics Incorporated Stock Fund.

(b)    In the absence of a valid Investment Option election, a Participant’s Account automatically shall be invested in the applicable default Investment Option specified by the Investment Committee. It is intended that such default Investment Option be a “qualified default investment alternative” in compliance with ERISA Section 404(c)(5).
(c)    A loan under Section 6.1 is considered a self-directed investment by the borrower of the portion of his Account that is invested in the note reflecting such loan that he executed in accordance with the provisions of Section 6.1. Notwithstanding any other provision of the Plan to the contrary, no Account other than the borrower’s Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.
(d)    A Participant may not elect to have more than twenty-five percent (25%) of contributions on his behalf each pay period allocated to the Quest Diagnostics Incorporated Stock Fund; provided, however, that if twenty-five percent (25%) or more of the value of a Participant’s Account is invested in the Quest Diagnostics Incorporated Stock Fund, his direction to invest additional amounts into the Quest Diagnostics Incorporated Stock Fund will not be honored until his investment in the Quest Diagnostics Incorporated Stock Fund comprises less than twenty-five percent (25%) of the value of his Account. Notwithstanding the preceding sentence of this subsection (d), if any Employer Matching or Employer Discretionary Contributions are made in Quest Diagnostics Common Stock, that portion shall be invested in the Quest Diagnostics Incorporated Stock Fund without regard to the 25% limitation.

7.5.    Transactional and other Fees and Expenses of Plan and Trust
(a)    The Plan Administrator may provide that any transactional fees (e.g., charges for the acquisition, sale or exchange of assets, brokerage commissions and service charges) imposed or incurred with respect to an Investment Option as a result of Participant directions shall be charged to the Accounts of the Participants directing such investments. Other fees that may be charged to a Participant’s Account include, but are not limited to, fees associated with a loan under Section 6.1 and fees associated with a QDRO determination.
(b)    All other expenses of administering the Plan and the Trust Fund, including expenses of the Committee or the Trustee and direct expenses of the Plan Administrator, shall be paid from the Trust Fund, provided that such expenses (or a portion thereof) may, in the discretion of Quest Diagnostics, be paid by the Employers. If the Employers do not pay any such expenses, the expenses shall be paid from the Trust Fund.

ARTICLE VIII

PLAN ADMINISTRATION
8.1.    General
A person may serve in more than one fiduciary capacity with respect to the Plan and may employ one or more persons to render advice with regard to his fiduciary responsibilities. If a person is serving as a fiduciary without compensation, all proper expenses incurred by such person in such service shall be reimbursed from the assets of the Trust Fund unless paid by the Employers. A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations explicitly allocated to such person under the Plan and the Trust Agreement.
8.2.    Quest Diagnostics
(a)    Quest Diagnostics established and maintains the Plan for the benefit of its Eligible Employees and those of the other Employers. Quest Diagnostics is the “plan sponsor” (as such term is defined in ERISA Section 3(16)(B)). Quest Diagnostics also is the “Plan Administrator” and the “administrator” of the Plan (as such term is defined in ERISA Section 3(16)(A) and Code Section 414(g)) but, in its capacity as Plan Administrator, will have no duties and responsibilities which may be considered administrative in nature but involving an exercise of discretion within the meaning of ERISA Section 3(21)(A)(iii).
(b)    Responsibility for the day-to-day ministerial administration of the Plan lies with the Human Resources Department of Quest Diagnostics. The Human Resources Department may delegate all or any portion of such ministerial duties to a recordkeeper or other service provider to the Plan. References in the Plan to forms, notices or applications submitted to, and procedures established by, the Plan Administrator or the Committee are deemed to include submissions to and procedures established by the Human Resources Department, the Plan’s recordkeeper or other person with whom such instruments may be filed.

8.3.    Committee; Delegation
(a)    The Committee shall be the “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2). Subject to its delegation of named fiduciary authority as provided below and pursuant to Section 8.4(e), the Committee has the authority to make all discretionary decisions relating to the operation and administration of the Plan, to interpret the Plan, to make investment-related decisions as provided in the Plan and to take such other action including, but not limited to, the selection of an investment manager as defined in

Section 3(38) of ERISA as it determines is necessary or appropriate with respect to such duties; provided that the Committee shall not be responsible for any responsibility allocated to a Trustee or an investment manager as defined in ERISA Section 3(38).
(b)    The Board shall appoint the members of the Committee, which shall consist of not less than three (3) persons holding office at the pleasure of the Board. Members of the Committee shall be paid no compensation from the Trust Fund for their service on the Committee. Except as may be required by law, no bond or other security will be required of any Committee member.
(c)    The Committee has discretionary authority to construe and interpret the Plan, and to determine, consistent with the terms of the Plan and except as provided in subsection (d) with respect to a claim or appeal under Sections 8.6 or 8.7, all questions that may arise thereunder relating to:
(1)    the eligibility of individuals to participate in the Plan;
(2)    the amount of benefits to which any Participant or Beneficiary may become entitled hereunder; and
(3)    discretionary decisions regarding the administration of the Plan not specifically covered by the provisions of the Plan.
Decisions of the Committee, or its delegate as specified below or pursuant to Section 8.4, will be final and binding on all parties.
(d)    The Committee has established and shall appoint the members of an Appeals Committee, whose members need not be members of the Committee, and delegated to it the discretionary responsibility and authority as the named fiduciary:
(1)    to review appeals under Section 8.7 from initial claim denials;
(2)    upon such an appeal, to determine the eligibility of any Participant or Beneficiary for benefits under the Plan; and
(3)    to resolve upon such an appeal any situation not specifically covered by the provisions of the Plan.
(e)    (1)    The Committee has established and shall appoint the members of the Investment Committee, who need not be members of the Committee, and delegated to it, subject to the limitations in this Section 8.3(e) with respect to the Quest Diagnostics Incorporated Stock Fund, the discretionary responsibility and authority as the named fiduciary with respect to the selection and monitoring of the Investment Options provided for Participant-directed investment pursuant to the Plan. The Investment Committee also has the responsibility to select and monitor, in accordance with the terms of the Plan, the default Investment Option(s), to determine the amount of liquidity to be maintained within the Quest Diagnostics Incorporated Stock Fund and the investment of such liquid assets, to retain and discharge investment managers and to make other investment-related discretionary decisions.
(2)    With respect to the Quest Diagnostics Incorporated Stock Fund, the Committee has further delegated to the Investment Committee the responsibility of monitoring that continuing to provide this Investment Option, as then in effect, is consistent with the requirements of ERISA and applicable law. The Investment Committee shall advise the Committee if its monitoring indicates that a change to the then-existing Quest Diagnostics Incorporated Stock fund structure may be appropriate in light of these requirements, as well as any recommendations by the Investment Committee as to possible action to be taken. The Committee then shall determine what action, if any, should be taken with respect to the continued maintenance of the Quest Diagnostics Incorporated Stock Fund as one of the Investment Options provided for Participant-directed investment pursuant to the Plan.
(3)    The Investment Committee also shall establish, or cause to be established, an investment policy statement consistent with the objectives of the Plan and the requirements of ERISA.
(f)    The determination of the Committee (or its delegate) shall be final and binding on all interested parties. Disbursements from the Trust Fund by the Trustee shall be made upon, and in accordance with, the written directions of the Committee (or its delegate). When the Committee is required in the performance of its duties hereunder to administer, construe or reach a determination under any provision of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis.
(g)    The Committee also shall be the fiduciary identified under the Plan to the extent so required by the Regulations under ERISA Section 404(c).

8.4.    Organization and Operation of the Committee
(a)    The Committee may choose from among its members a chairman and will appoint a secretary, who need not be a member. Actions of the Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary of the Committee, as applicable, may execute any certificate or other written direction on behalf of the Committee. The Committee may adopt and enforce such rules of procedure as may be appropriate for the administration of the Plan. The Committee may establish a charter setting forth principles under which the Committee shall conduct its business.
(b)    The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. Meetings may be called by the chairman (if any), the secretary or by any two members. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. The Committee also may act by unanimous written consent in lieu of a meeting.
(c)    A member may resign from the Committee at any time by giving written notice of his resignation to Quest Diagnostics at least thirty (30) days in advance, unless Quest Diagnostics waives the requirement of written notice. The Board shall appoint replacement Committee members. An individual employed by Quest Diagnostics or an Affiliate when appointed a member of the Committee is deemed to have resigned from the Committee effective as of the date he ceases to be employed by Quest Diagnostics and its Affiliates, unless the Board shall affirmatively act to retain him on the Committee.
(d)    Nothing herein shall prevent a Committee member from being a Participant, or from acting on Plan matters which affect himself by virtue of affecting all Participants generally. However, a Committee member shall not act on any matter which affects himself specially. If application of the preceding sentence results in there not being a quorum to act on any matter, the Board shall appoint the necessary number of temporary Committee members to take action.
(e)    The Committee also may delegate its authority and duties to such persons or committees as it designates, including persons other than Committee members, such of its authority and duties as it designates, except as determined pursuant to ERISA. The Committee shall not be liable for any act or omission of a person so designated. If another person or entity is so designated by the Committee (including, but not limited to, responsibility for actions in a particular capacity), references in this document to the Committee (acting in such capacity as to which responsibility has been delegated) shall be construed as references to such person or entity.

(f)    The Committee may retain such accountants, attorneys, advisors and other persons as it deems necessary or desirable to the administration of the Plan, and is entitled to rely upon all records furnished by the Employers and upon tables, valuations, certificates and reports furnished by the Trustee or by the accountants, attorneys, advisors and other persons it has appointed and upon all opinions given by any counsel selected or approved by the Committee or by Quest Diagnostics.
(g)    The provisions of this Section, other than subsection (e), also shall apply to the Investment Committee, the Appeals Committee and such other committee or subcommittee as may be established by the Committee, provided that for purposes of applying subsection (c) to the Investment Committee, the Appeals Committee or such other committee or subcommittee, references to the Board shall be construed as references to the Committee.

8.5.    Employers: Indemnification and Information
(a)    Quest Diagnostics and the other Employers, jointly and severally, shall indemnify each member of the Board, the Committee, the Appeals Committee, the Investment Committee and any other employees of Quest Diagnostics, the other Employers or an Affiliate to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such individuals as a result of any act or omission to act in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, except for liabilities and claims arising from such individual’s willful misconduct or gross negligence. For such purpose, Quest Diagnostics and the other Employers may obtain, pay for and keep current a policy or policies of insurance. Where such policy or policies of insurance are purchased, there shall be no right to indemnification under this Section 8.5(a), except to the extent of any deductible amount under the policy or policies or with regard to covered claims in excess of the insured amount. No Plan assets may be used for any indemnification.
(b)    The Employers shall supply such full and timely information for all matters relating to the Plan as the Committee, the Plan Administrator, the Trustee, the accountant or other service providers engaged on behalf of the Plan by Quest Diagnostics may require for the effective discharge of their respective duties. The Committee, the Plan Administrator and the Trustee shall be entitled to rely upon all records furnished by the Employers.

8.6.    Claims for Benefits - Initial Review
(a)    All claims under the Plan must be submitted within one (1) year after the date on which a communication from the Plan, the Plan Administrator or a Plan fiduciary (or one of their delegates or agents) contains the information contested or challenged by the claim. All claims for benefits under the Plan shall be submitted to the Human Resources Department of Quest Diagnostics, which shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Plan Administrator may adopt forms for the submission of claims for benefits, in which case all claims for benefits shall be filed on such forms. Upon request, the Plan Administrator shall provide Participants and Beneficiaries with all such forms.
(b)    Upon receipt by the Human Resources Department of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The claimant shall be notified in writing by the Human Resources Department of its decision with respect to such claim within 90 days after the receipt of a written request for benefits. If the decision is not furnished within the time specified above, the claim shall be deemed denied.
(c)    If any claim for benefits is denied, the notice shall be written in a manner calculated to be understood by the claimant and shall include:
(1)    The specific reason or reasons for the denial;
(2)    Specific references to the pertinent Plan provision(s) on which the denial is based;
(3)    A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary;
(4)    An explanation of the Plan’s claim review procedures; and
(5)    A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following denial of his appeal on review.
(d)    If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant by the Human Resources Department before the end of the initial 90-day period. In no event shall such extension exceed 180 days after the receipt of the initial claim for benefits.

8.7.    Denial of Benefits - Appeal Procedure
(a)    If a claim for benefits is denied by the Human Resources Department of Quest Diagnostics, the claimant or his duly authorized representative, at the claimant’s sole expense, may appeal the denial by filing a written request for review with the Appeals Committee within 60 days of the receipt of written notice of denial or 60 days from the date such claim is deemed to be denied. In pursuing such appeal, the claimant or his duly authorized representative may review pertinent Plan documents, and may submit issues and comments in writing.
(b)    The decision on review shall be made by the Appeals Committee within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day period, and such extension notice shall indicate the special circumstance requiring an extension of the time and the date by which the Appeals Committee expects to render a decision.
(c)    The decision on review will consider all information submitted, regardless whether such information was submitted or considered in the original decision. The decision on review shall be in writing, written in a manner calculated to be understood by the claimant, and shall include:
(1)    The specific reason or reasons for the denial;
(2)    Specific references to the pertinent Plan provision(s) on which the denial is based;
(3)    A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claimant’s claim; and
(4)    A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following denial of his appeal on review.
(d)    If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review. The decision of the Appeals Committee upon review will be final and binding on all parties.

8.8    Other Provisions relating to Claims for Benefits
For purposes of Sections 8.6 and 8.7, a document, record or other information shall be considered “relevant” to a claim if such document, record or other information:
(a)    was relied upon in making the benefit determination;
(b)    was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or
(c)    demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

8.9.    Exhaustion of Administrative Remedies; Limitations Period; Venue
(a)    No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan unless and until he has exhausted the claim appeal procedures set forth in the summary plan description of the Plan. All such claims and appeals must be brought within the timeframes set forth in the Plan document or summary plan description.
(b)    If the claimant has complied with and exhausted the appropriate claims and appeals procedures under the Plan and intends to exercise his right to bring civil action under ERISA Section 502(a), he must bring such action within one (1) year following the date of the denial of his last required appeal. If the claimant does not bring such action within such one year period, he shall be barred from bringing an action under ERISA related to his claim.
(c)    All action(s) or litigation arising out of or relating to this Plan shall be commenced and prosecuted in the federal district court whose jurisdiction includes Morris County, New Jersey. Each Participant, claimant or other person consents and submits to the personal jurisdiction over him of the federal district court whose jurisdiction includes Morris County, New Jersey in respect of any such action(s) or litigation. Each Participant, claimant or other person consents to service of process upon him with respect to any such action(s) or litigation by registered mail, return receipt requested, and by any other means permitted by rule or law.

8.10.    Records
All acts and determinations of the Committee, or of the Investment Committee or Appeals Committee appointed by the Committee pursuant to Section 8.3, shall be duly recorded by the secretary thereof and all such records, together with such other documents as may be necessary in exercising its duties under the Plan, shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by Quest Diagnostics.

ARTICLE IX

AMENDMENT AND TERMINATION OF THE PLAN; MERGERS AND TRANSFERS

9.1.    Amendment of the Plan
(a)    The Chief Executive Officer, the President and the Senior Vice President and Chief Human Resources Officer of Quest Diagnostics, and any other officer of Quest Diagnostics who is authorized by the Board, each shall have the right at any time, with approval of the Board, to amend the Plan in whole or in part, including retroactively to the extent considered necessary. Notwithstanding the preceding sentence, such Board approval shall not be required for:
(1)    any technical or clarifying amendment deemed necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto or to qualify and maintain the Plan as a plan meeting the requirements of the Code or other applicable law;
(2)    any amendment adding or modifying an operational provision resulting from a corporate transaction or joint venture arrangement (e.g., credit for prior service);
(3)    in connection with a corporate transaction or as otherwise deemed appropriate, the merger of another tax-qualified defined contribution plan into this Plan;
(4)    any amendment that does not, in the consideration of the relevant officer, increase the benefits under the Plan or otherwise increase the Employers’ costs with respect to the Plan; or
(5)    the participation in the Plan as an Employer by any entity.
(b)    The amount of benefits which, at the later of the adoption or effective date of such amendment, shall have accrued for any Participant or Beneficiary shall not be adversely affected thereby. No such amendment shall have the effect of revesting in the Employers any part of the principal or income of the Trust Fund. No amendment may eliminate or reduce any early retirement benefit or subsidy that continues after retirement or optional form of benefit protected under Code Section 411(d)(6). Unless expressly provided for in such amendment, an amendment shall not affect the rights and obligations of any Participant who severed from employment prior to the effective date of the amendment.

9.2.    Termination of the Plan
(a)    Quest Diagnostics expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and Quest Diagnostics may terminate the Plan at any time in whole or in part. Further, each Employer reserves the right at any time by action of its board of directors or duly authorized officer to terminate the Plan as applicable to itself. If an Employer terminates or partially terminates the Plan or permanently discontinues its Contributions at any time, or if a partial termination of the Plan occurs, each Participant affected thereby shall be fully vested in his Account to the extent then funded or credited except as otherwise required or permitted by applicable Regulations. Also, Quest Diagnostics in its sole discretion, by action of its Chief Executive Officer, President, Senior Vice President and Chief Human Resources Officer or any other officer who is authorized by the Board, may fully vest the Accounts of a group of Participants because they are affected by a business divestiture, layoff, reduction-in-force or other similar transaction, in which case the rules relating to partial termination referred to above shall apply, even if a true partial termination under Code Section 411(d)(3) has not occurred.
(b)    In the event of termination of the Plan by an Employer, the Plan Administrator shall value the Trust Fund as of the date of termination. That portion of the Trust Fund applicable to any Employer for which the Plan has not been terminated shall be unaffected. The Accounts of Participants and Beneficiaries affected by the termination, as determined by the Plan Administrator, shall, at the direction of the terminating Employer, continue to be administered as part of the Trust Fund, distributed to such Participants or Beneficiaries pursuant to Section 5.6 or transferred to a qualified plan maintained by such Employer. Distributions upon Plan termination of amounts attributable to Employee Pre-Tax Contributions and amounts credited to sub-accounts subject to similar distribution restrictions shall be made only to the extent permitted by Code Section 401(k)(10).

9.3.    Merged Plans; Transferred Funds
(a)    Upon direction pursuant to authorization under Section 9.1, the Trustee may effect merger agreements or direct transfer of asset agreements with the trustees of other retirement plans described in Code Section 401(a), including any elective transfer, and to accept the direct transfer of plan assets, or to directly transfer plan assets, as a party to any such agreement, or otherwise take such steps as are appropriate to effect the merger of another tax-qualified defined contribution plan into this Plan.

(b)    In the event another defined contribution plan is or has been merged into and made a part of the Plan (a “Merged Plan”), each participant in the Merged Plan immediately prior to the merger shall become a Participant in this Plan on the date of the merger, but shall be an active Participant only if he is then an Eligible Employee and has satisfied the eligibility requirements of Section 2.1. In no event shall a Participant’s vested interest in his Account attributable to amounts transferred (which may be maintained for recordkeeping purposes in one or more “Merged Plan Sub-Accounts”) to the Plan from the Merged Plan upon and immediately after the merger be less (except as a result of applicable investment losses, fees, withdrawals or distributions) than his vested interest in such amounts under the Merged Plan immediately prior to the merger, and such transfer, merger or consolidation (to the extent required by law) may not otherwise result in the elimination or reduction of any Section 411(d)(6) protected benefits of such Participant except to the extent permitted under Regulations §§1.401(a)-4 and 1.411(d)-4, or violation of any of the distribution restrictions of Section 5.12 or other restrictions applicable to them under such other plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service, if any, credited for eligibility and vesting purposes under the Merged Plan as of the merger shall be included as Eligibility Service and Years of Vesting Service under the Plan. Special provisions, if any, applicable to a Participant’s Merged Plan Sub-Account(s) shall be specifically reflected in an Appendix hereto.
(c)    The provisions of Section 9.3(b) also apply to a plan that merged into the Plan before January 1, 2016.
(d)    Notwithstanding any provision in this Plan to the contrary, no contribution by or on behalf of any Participant shall be made under this Plan with respect to any period for which any contribution is made by or on behalf of him under a Merged Plan.
(e)    (1)    With the consent of the Plan Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax-qualified plans under Code Section 401(a), provided that: (A) the plan from which such funds are transferred permits the transfer to be made and (B) the transfer will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employers. If deemed advisable by the Plan Administrator, the amounts so transferred shall be established as a separate sub-account.
(2)    Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any Section 411(d)(6) protected benefit, as described in Section 9.3(b), under the transferor plan except to the extent permitted under Regulations §§1.401(a)-4 and 1.411(d)-4.

ARTICLE X

PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

10.1    Participation in the Plan by an Affiliate
(a)    With the consent of Quest Diagnostics pursuant to Section 9.1, any Affiliate, by action of its board of directors or duly authorized officer, may adopt the Plan for the benefit of its Employees. Any Affiliate that has adopted the Plan may terminate its participation at any time by action of its board of directors or duly authorized officer. Any Affiliate which has adopted the Plan, and has not terminated its participation in the Plan, shall be listed in Appendix A or listed as an Employer in the summary plan description of the Plan.
(b)    By becoming an Employer, an Affiliate agrees that:
(1)    the provisions of this Plan including, but not limited to, this Article X and any amendments hereto shall control with respect to the duties, rights and benefits under the Plan of the Employer’s Employees and their Beneficiaries;
(2)    Quest Diagnostics, the Committee, the Investment Committee, the Appeals Committee and the Plan Administrator are its agents to exercise on its behalf all the powers and authority conferred upon Quest Diagnostics, the Committee, the Investment Committee, the Appeals Committee and the Plan Administrator, respectively, under the Plan. The authority of Quest Diagnostics, the Committee, the Investment Committee, the Appeals Committee and the Plan Administrator, respectively, to act as such agents shall continue until the Plan is terminated as to such Employer;
(3)    the Trustee shall commingle, hold and invest as one Trust Fund all contributions made by the Employers, as well as all increments thereof;
(4)    any expenses of the Plan which are to be paid by the Employers shall be paid by each Employer in the same ratio that the total amount standing to the credit of all Participants employed by such Employer bears to the total amount standing to the credit of all Participants, or in such other manner as may be determined by the Committee;
(5)    it will be bound by all interpretations, determinations and actions taken by the Committee, the Investment Committee, the Appeals Committee and the Plan Administrator respectively and all actions taken by Quest Diagnostics as settlor of the Plan;

(6)    it will perform such other acts including, but not limited to, payment of such amounts into the Plan to be allocated to Employees of the Employer as Quest Diagnostics, the Committee or the Plan Administrator deem necessary in order to maintain the Plan’s compliance with applicable law; and
(7)    it will, as provided in Section 8.5, jointly and severally indemnify and hold harmless the Committee; Quest Diagnostics and its Affiliates; officers, directors, shareholders, employees and agents of Quest Diagnostics and its Affiliates; the Plan; the Trustee; Plan fiduciaries; and Participants and Beneficiaries of the Plan, as well as their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney’s fees and costs, whether or not suit is brought, as well as IRS plan disqualifications, other sanctions or compliance fees or Department of Labor fiduciary breach sanctions and penalties) arising out of or relating to the Employer’s noncompliance with any of the Plan’s terms or requirements; any intentional or negligent act or omission the Employer commits with regard to the Plan; and any omission or provision of incorrect information by the Employer with regard to the Plan which causes the Plan to fail to satisfy the requirements of a tax-qualified plan.
(c)    If an Employee is transferred between Employers, accumulated vesting and eligibility service shall be carried with the Employee involved. No such transfer shall effect a severance from employment hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from which the Employee was transferred. An Employee’s transfer of employment from an Employer to an Affiliate that is not an Employer also shall not effect a severance from employment hereunder.
(d)    Contributions made by any Employer generally shall be treated as Employer Contributions made by Quest Diagnostics for purposes of interpretation of the Plan. Forfeitures arising from those Employer Contributions shall be used for the benefit of all Participants.
(e)    The Plan Administrator may establish procedures governing the participation of entities other than Quest Diagnostics in the Plan.

10.2    Participation in the Plan by other Organizations
(a)    An organization that is not an Affiliate may, with the consent of Quest Diagnostics pursuant to Section 9.1, adopt the Plan. Any unaffiliated organization that becomes an Employer under the Plan shall promptly deliver to Quest Diagnostics and the Committee a copy of the resolutions or other documents evidencing its adoption of the Plan, which resolutions shall include the same undertakings as required of an Affiliate under Section 10.1.
(b)    If any Employer is not an Affiliate, then the Plan shall be considered a multiple employer plan as described in Code Section 413(c). Nothing in this Article X shall be treated as modifying the definition of “Employer” stated in Article I. For example, a controlled group of corporations that is unrelated to Quest Diagnostics may adopt the Plan, but that group shall be treated as one Employer to the extent required by the Plan and applicable Regulations.

10.3.    Service and Termination of Service
An Employee’s service under the Plan includes all service with any and all Employers during the period such entities were Employers. An Employee who terminates employment with one Employer and immediately commences employment with another Employer has not terminated employment, had a severance from employment, incurred a Severance from Service Date or had a separation from service.

ARTICLE XI

TOP HEAVY PROVISIONS

11.1    Determination of Top Heavy Status
(a)    The Plan will be considered a “Top Heavy Plan” for any Plan Year if as of the Determination Date: (1) the value of the Accounts of Participants who are Key Employees as of such Determination Date exceeds 60% of the value of the Accounts (but excluding catch-up contributions under Code Section 414(v) and earnings thereon) of all Participants as of such Determination Date, excluding former Key Employees (the “60% Test”); or (2) the Plan is part of a Required Aggregation Group which is Top Heavy. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group that is not Top Heavy.
(b)    For purposes of the 60% Test:
(1)    all distributions made from Accounts within the one-year period ending on the Determination Date (or, in the case of a distribution made for a reason other than severance from employment, death or disability, within the five-year period ending on the Determination Date) shall be taken into account;
(2)    if a Participant is a non-Key Employee with respect to the Plan for the Plan Year in question, but he was a Key Employee with respect to the Plan for any prior Plan Year, his Account shall not be considered; and
(3)    if a Participant has not performed any service for an Employer at any time during the one-year period ending on the Determination Date, his Account shall not be considered.
11.2    Minimum Allocations
Notwithstanding Sections 4.5 and 4.6, for any Plan Year during which the Plan is a Top Heavy Plan, the rate of Employer Matching Contributions and Discretionary Contributions (collectively) for such Plan Year allocated to the Accounts of Participants who are non-Key Employees and who remain employed by the Employer (or any Affiliate) at the end of the Plan Year (regardless of any such Participant’s hours of service or level of compensation during the Plan Year) shall not be less than the lesser of:
(a)    three percent (3%) of such non-Key Employee’s Section 415 Compensation, as limited under Code Section 401(a)(17) as adjusted; or

(b)    the highest aggregate percentage of Section 415 Compensation, as limited under Code Section 401(a)(17) as adjusted, at which Employer Matching Contributions, Discretionary Contributions and Employee Pre-Tax Contributions are made (or required to be made) and allocated under Article IV for any Key Employee for the Plan Year.
If a Participant is covered by more than one defined contribution plan on account of his employment with the Employer or any Affiliate, the minimum allocation required by this Section shall be determined by aggregating the allocations under all such plans.
11.3.    Impact on Minimum Benefits where Employer Maintains Both Defined Benefit and Defined Contribution Plans
If the Employer (or any Affiliate) maintains a defined benefit plan in addition to this defined contribution plan, both of which are Top-Heavy, then:
(a)    in the case of eligible non-Key Employees covered only by the defined benefit plan, the minimum benefit under the defined benefit plan shall be provided; and
(b)    in the case of an eligible non-Key Employee not covered by the defined benefit plan but covered under a defined contribution plan, or covered by both plans, a minimum allocation of five percent (5%) of such non-Key Employee’s Section 415 Compensation shall be provided. If a Participant is covered by more than one defined contribution plan on account of his employment with the Employer and/or any Affiliate, the minimum allocation required by this Section shall be determined by aggregating the allocations under all such defined contribution plans.

11.4.    Impact on Vesting
(a)    If the Plan is top-heavy in any Plan Year, then notwithstanding anything contained in the Plan to the contrary, each Participant with an Hour of Service after the Plan becomes top-heavy shall be vested in the portion of his Account attributable to Employer contributions (to the extent such portion is not then fully vested and nonforfeitable) as determined under the following table:

Years of Vesting Service	Vested Percentage
Less than 3 3 or more	0% 100%
(b)    A Participant’s vested percentage in his Account shall not be less than that determined as of the last day of the most recent top-heavy Plan Year. Further, if the Plan at any time has been top heavy and then ceases being top-heavy, the vested percentage in the

Account of a Participant who has at least three (3) Years of Vesting Service (determined as of the last day of the most recent top-heavy year) shall not be less than what it would be if the Plan had not ceased being top-heavy.

11.5.    Requirements Not Applicable
The requirements of this Article shall not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Sections 401(k)(12) or 401(k)(13), and matching contributions with respect to which the requirements of Code Sections 401(m)(11) or 401(m)(12) are met.
11.6.    Top-Heavy Definitions
Determination Date - With respect to any Plan Year, the last day of the preceding Plan Year.
Key Employee - An Employee or former Employee who at any time during the Plan Year containing the Determination Date is or was: (1) an officer of the Employer having annual Section 415 Compensation for such Plan Year which is in excess of $170,000 (as adjusted pursuant to Code Section 416(i)(1)(A)), but in no event shall the number of officers taken into account as Key Employees exceed the lesser of: (A) 50 or (B) the greater of 3 or 10% of all employees; (2) a 5% owner of the Employer; or (3) a 1% owner of the Employer who has annual Section 415 Compensation of more than $150,000. For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of Code Sections 414(b), (c) and (m) apply. Beneficiaries of a Key Employee are considered Key Employees, and inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer. The identification of Key Employees will be made in accordance with Code Section 416(i)(1).
Non-Key Employee - Any Employee who is not a Key Employee, or who is a former Key Employee. A Beneficiary of a Non-Key Employee is treated as a Non-Key Employee, but only if the Beneficiary is neither a Key Employee nor a Beneficiary of a Key Employee.
Permissive Aggregation Group - Each employee pension benefit plan maintained by the Employer (or an Affiliate) which is considered part of the Required Aggregation Group, plus one or more other employee pension benefit plans maintained by the Employer (or an Affiliate) that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

Required Aggregation Group - Each employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which a Key Employee participates in the Plan Year containing the Determination Date, and each other employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which no Key Employee participates but which during that period enables an employee pension benefit plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

ARTICLE XII

MISCELLANEOUS
12.1.    Governing Law
Except as preempted by federal law, the Plan shall be construed, regulated and administered according to the laws of the state of New Jersey (without regard to its conflict of laws provisions).

12.2.    Construction
The headings and subheadings in the Plan (other than in Article I) have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction, the masculine shall include the feminine or neuter and the singular the plural, and vice versa.

12.3.    Participant’s Rights; Acquittance
Neither the establishment of the Plan and the Trust Fund nor any modification thereof, nor the creation of any fund or account nor the payment of any benefits, will give, or be construed as giving, to any Participant, Beneficiary or other person any legal or equitable right against an Employer or Affiliate, or any director, officer or employee thereof, or, except as provided herein, the Trustee, other than to the extent provided under ERISA and other applicable law. An Employer or Affiliate expressly reserves its right to discipline, discharge, layoff or terminate the association of any Employee with the Employer or Affiliate at any time to the same extent as if the Plan had never gone into effect irrespective of the effect of such action upon his rights hereunder, and such action will not create any claim against the Employer or an Affiliate or against the Trust Fund for any payment except to the extent specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein, and all benefits hereunder shall be payable only from the Fund. No Participant, Beneficiary or other person will have any right whatever to inspect for any purpose any book or record of the Employer or Affiliate other than any document as to which ERISA grants inspection rights, and the furnishing to such Participant, Beneficiary or other person by the Plan Administrator of any information or statement with respect to matters appearing in, or which may be based upon, any such book or record will be final, binding and conclusive upon such Participant, Beneficiary or other person.

12.4.    Spendthrift Clause
Except as provided by a QDRO and except pursuant to certain judgments and settlements under ERISA Section 206(d)(4) or as may be required pursuant to the Code or the Mandatory Victims Restitution Act of 1996, none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of a Participant or a Beneficiary hereunder or to any legal process by any creditor of a Participant or Beneficiary. Neither a Participant nor a Beneficiary shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan.
12.5.    Mistake of Fact
Notwithstanding anything herein to the contrary, upon the Employer’s request, an Employer Contribution which was made by a mistake of fact, or conditioned upon the deductibility of the Employer Contribution under Code Section 404, may be returned to the Employer by the Trustee within one (1) year after the payment of the Employer Contribution or the disallowance of the deduction (to the extent disallowed), whichever is later. For purposes of the preceding sentence, all Employer Contributions shall be conditioned on their deductibility under Code Section 404. Except as this Plan may otherwise provide, any Employer Contribution so returned shall be adjusted to reflect its proportionate share of any Trust Fund gain or loss if, and to the extent, allowable under applicable Regulations. Notwithstanding any provision of this Plan to the contrary, the right or claim of any Participant or Beneficiary to any asset of the Trust Fund or to any benefit under the Plan shall be subject to, and limited by, the provisions of this Section.
12.6.    Recovery of Overpayment
If the Plan makes an overpayment, the Plan has the right, as elected by the Plan Administrator, at any time to:
(a)    recover that overpayment from the person to whom it was made;
(b)    offset the amount of that overpayment from any subsequent payment(s); or
(c)    a combination of both.
The Plan shall be considered to have established an equitable lien by agreement with the person to whom such overpayment was made. Such payee shall, upon request, execute and deliver such instruments and papers as may be required, and shall do whatever else is necessary, to secure such rights of recovery to the Plan.

12.7.    Plan Corrections
In addition to the actions contemplated under Sections 3.11 and 5.12(c), the Plan Administrator, in conjunction with the Employers, may undertake such correction of Plan errors as it deems necessary including, but not limited to, correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a possible fiduciary breach under ERISA. Without limiting its authority under the prior sentence, the Plan Administrator may undertake correction of Plan document, operational, demographic and Employer eligibility failures under a method described in the Plan or permissible under the EPCRS or any successor thereto. The Plan Administrator also may undertake or assist the appropriate Plan fiduciary or Plan official in undertaking correction of a possible fiduciary breach including, but not limited to, correction under the U.S. Department of Labor Voluntary Fiduciary Correction Program or any successor thereto. To correct an operational error, the Plan Administrator may require the Trustee to distribute from the Plan (or deduct from Accounts) Pre-Tax Contributions or vested Employer Matching Contributions, including earnings or losses thereon, where such amounts result from an operational error other than a failure of Code Sections 402(g) or 415, or a failure of the ADP or ACP Tests.
12.8.    Consent to Plan Terms
An Eligible Employee, upon becoming a Participant, and any other person, upon becoming a Beneficiary or an alternate payee, is deemed conclusively for all purposes hereof to have consented to the terms and conditions of the Plan and to be bound thereby.
12.9.    Facility of Payment; Uncashed Checks; Recipients Who Cannot Be Located
(a)    If the Plan Administrator finds that any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of physical, mental or legal incompetence, the Plan Administrator, in its sole discretion, may cause any payment due to such individual to be paid to the person deemed by the Plan Administrator to be maintaining or responsible for the maintenance of such individual. Any such payment will be deemed a payment for the account of such individual and will constitute a complete discharge of the Plan and the Trust Fund of any liability for such payment.
(b)    If an individual dies before receiving all the payments to be made or before cashing any or all of the checks representing such payment or payments, such payment(s) will be made to his Beneficiary or, if there is no Beneficiary, as provided in Section 2.3(a).

(c)    If the Trustee is unable to make payment to a Participant or other person to whom a payment is due under the Plan because it cannot ascertain his identity or whereabouts after reasonable efforts have been made to identify or locate him (including a notice of the payment so due mailed to his last known address as shown on the records of the Employer) or because a check issued to him has remained uncashed for at least 90 days, the amount so distributable (or distributed) shall be treated in accordance with the Plan’s then-current “outstanding check reduction automated process” regarding “stale-dated” checks (in the former situation, acting as if a check had in fact been issued).

12.10.    Income Tax Withholding
Amounts shall be withheld from any payment due under this Plan as required to conform with applicable income tax laws.

12.11.    Writings and Electronic Communications
All notices and other communications with respect to the Plan, including signatures relating to such documents, may be executed and stored on paper, electronically or in another medium. Any documentation executed or stored electronically shall comply with the Electronic Signatures Act. To the extent permitted under applicable Regulations, the Plan Administrator and the Plan’s recordkeeper may use telephonic or electronic media to satisfy any notice requirements of this Plan. In addition, to the extent permitted under applicable Regulations, a Participant’s consent to immediate distribution may be provided through telephonic or electronic means. To the extent permitted under applicable Regulations, the Plan Administrator and the Plan’s recordkeeper also may use telephonic or electronic media to conduct Plan transactions such as enrolling Participants, making or changing salary reduction elections, electing or changing investment allocations, applying for Plan loans and other transactions.

ARTICLE XIII

ADOPTION OF THE PLAN
Anything herein to the contrary notwithstanding, this amended and restated Plan is adopted and maintained under the conditions that it is deemed qualified by the Internal Revenue Service under Code Sections 401(a) and 401(k), and that the Trust hereunder is exempt under Code Section 501(a).
As evidence of its adoption of the Plan, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officer this 18th day of December, 2015, effective as of January 1, 2016, except as otherwise provided herein or as required by law.

QUEST DIAGNOSTICS INCORPORATED
By:     /s/ Jeffery S. Shuman
Title:    Chief Human Resources Officer

APPENDIX A
PARTICIPATING EMPLOYERS
The Plan allows Employers other than Quest Diagnostics to adopt its provisions. The names (and jurisdictions of organization) of Quest Diagnostics and the other Employers, as of January 1, 2016, in the Plan are:

MEMBERS OF THE QUEST CONTROLLED GROUP
ADI Holding Company, Inc. (DE)
American Medical Laboratories, Incorporated (DE)
Athena Diagnostics, Inc. (DE)
Axys Pharmaceuticals, Inc. (DE)
Berkeley HeartLab, Inc. (CA)
Celera Corporation (DE)
Diagnostic Path Lab, Inc. (TX)
Diagnostic Reference Services, Inc. (MD)
ExamOne LLC (DE)
ExamOne World Wide, Inc. (PA)
ExamOne World Wide of NJ, Inc. (NJ)
Focus Diagnostics, Inc. (DE)
LabOne, LLC (MO)
LabOne of Ohio, Inc. (DE)
MedPlus, Inc. (OH)
MetWest, Inc. (DE)
Nichols Institute Diagnostics (CA)
Nomad Massachusetts, Inc. (MA)
Pathology Building Partnership (MD)
Quest Diagnostics Clinical Laboratories, Inc. (DE)
Quest Diagnostics Domestic Holder LLC (DE)
Quest Diagnostics Holdings Incorporated (DE)
Quest Diagnostics Incorporated (DE)
Quest Diagnostics Incorporated (MD)
Quest Diagnostics Incorporated (MI)
Quest Diagnostics Incorporated (NV)
Quest Diagnostics International LLC (DE)
Quest Diagnostics Investments LLC (DE)
Quest Diagnostics LLC (CT)
Quest Diagnostics LLC (IL)
Quest Diagnostics LLC (MA)
Quest Diagnostics Massachusetts LLC
Quest Diagnostics Nichols Institute (CA)
Quest Diagnostics Nichols Institute, Inc. (VA)
Quest Diagnostics of Pennsylvania Inc. (DE)
Quest Diagnostics Receivables Inc. (DE)
Quest Diagnostics Terracotta LLC (DE)
Quest Diagnostics Ventures, LLC (DE)
Solstas Lab Partners Group, LLC (NC)
Solstas Lab Partners, LLC (VA)
Specialty Laboratories, Inc. (CA)
Spectrum Holding Company, Inc. (DE)
Spectrum Laboratories Holdings, Inc. (DE)
Summit Health, Inc. (MI)
Unilab Corporation (DE)

A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Cincinnati, Inc. (OH)
AmeriPath Cleveland, Inc. (OH)
AmeriPath Consolidated Labs, Inc. (FL)
AmeriPath Florida, LLC (DE)
AmeriPath Group Holdings, Inc. (DE)
AmeriPath Hospital Services Florida, LLC (DE)
AmeriPath, Inc. (DE)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Institute of Pathology, PC (MI)
AmeriPath Kentucky, Inc. (KY)
AmeriPath Lubbock 5.01(a) Corporation (TX)
AmeriPath Lubbock Outpatient 5.01(a) Corporation (TX)
AmeriPath Marketing USA, Inc. (FL)
AmeriPath Milwaukee, S.C. (WI)
AmeriPath New York, LLC (DE)
AmeriPath PAT 5.01(a) Corporation (TX)
AmeriPath Pittsburgh, Inc. (PA)
AmeriPath SC, Inc. (SC)
AmeriPath Texarkana 5.01(a) Corporation (TX)
AmeriPath Texas Inc. (TX)
AmeriPath Tucson, Inc. (AZ)
Arizona Pathology Group, Inc. (AZ)
Arlington Pathology Association 5.01(a) Corporation (TX)
Colorado Diagnostic Laboratory, LLC (CO)
Colorado Pathology Consultants, P.C. (CO)
Consolidated DermPath, Inc. (DE)
Dermatopathology of Wisconsin, S.C. (WI)
DFW 5.01(a) Corporation (TX)
Diagnostic Pathology Services, Inc. (OK)
Institute for Dermatopathology, P.C. (PA)
Kailash B. Sharma, M.D., Inc. (GA)
Kilpatrick Pathology, P.A. (NC)
NAPA 5.01(a) Corporation (TX)
Nuclear Medicine and Pathology Associates (GA)
Ocmulgee Medical Pathology Association, Inc. (GA)
O’Quinn Medical Pathology Association, LLC (GA)
PCA of Denver, Inc. (TN)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)
TXAR 5.01(a) Corporation (TX)

EMPLOYERS THAT ARE NOT MEMBERS OF THE QUEST CONTROLLED GROUP
Associated Diagnostics Pathologists, Inc. (CA)
Associated Pathologists, Chartered (NV)
Diagnostic Laboratory of Oklahoma LLC (OK)
Quest Diagnostics Venture LLC (PA)

A-1

APPENDIX B
PRE-2016 PLAN AND MERGED PLANS:
SPECIAL RULES AND PROTECTED BENEFITS
For purposes of this Appendix B, the following definitions apply:
Merged Plan. - The Advance Medical Plan, the AML-East Plan, the AML-West Plan, the AMP Plan, the CBCLS Plan, the Celera Plan, the CDS Plan, the Converge Plan, the CPF Pension Plan, the CPF Savings Plan, the Damon Plan, the DeYor Plan, the Focus Plan, the HemoCue Plan, the LabOne (k) Plan, the LabOne Pension Plan, the LabPortal Plan, the Maryland Medical Laboratory Plan, the MedPlus Plan, the MetWest Plan, the Nichols Institute Plan, the Quest Employee Stock Ownership Plan, the Podiatric Pathology Laboratories Plan, the Solstas Plan, the Statlab Plan, the Summit Plan and the Unilab Plan, either individually or collectively as the case may be.
Merger Date - The date as of which a Merged Plan was merged into this Plan. The Merger Date for each Merged Plan is set forth in a table at the end of this Appendix.
The following provisions supplement the corresponding Sections of Articles V and VI. Corresponding provisions relating to the AMP Plan are contained in Appendix C.
5.3    Death Before Severance from Employment
If a Participant whose Account includes a QJSA Portion dies with his surviving spouse as Beneficiary, the QJSA Portion shall be paid by purchase of an annuity contract providing for annuity payments for the spouse’s lifetime, unless the spouse elects to receive the QJSA Portion in a lump sum or in installments under Section 5.6. Subject to Section 5.8(c), payments shall commence at a time designated by the spouse, but in no event earlier than a date that falls as soon as administratively feasible following the Participant’s date of death.
5.5    Severance from Employment
(b)    (1)    A Participant shall at all times be 100% vested in each portion of his Account attributable to the Plan as in effect prior to 2016 or a Merged Plan other than his Prior ESOP Employer Stock Sub-Account, his Prior ESOP Employer Contributions Sub-Account, his AML-East or AML-West Prior Employer Match Sub-Account, his prior Focus Plan Match Sub-Account, his Prior Unilab Employer Contribution Sub-Account, his Prior LabOne Money Purchase Sub-Account, his

Prior LabOne Employer Match Sub-Account, his prior Employer Five-Year Sub-Account, his Prior Employer Six-Year Money Purchase Sub-Account, his Prior Employer Six-Year Sub-Account, his Celera Plan Match Sub-Account, his Converge Plan employer nonelective contributions sub-account, his Converge Plan employer matching contributions sub-account (unless he was a participant in the Converge Plan hired before January 1, 2011), his Solstas Plan employer nonelective and pre-2011 and post-2012 matching contributions sub-accounts, his Carilion Plan Transfer Nonelective Account sub-account, his Medex Transfer Matching Account sub-account, his Medex Transfer Nonelective Account sub-account and his Summit Plan employer matching and nonelective contributions sub-account.
(2)    A Participant has a vested interest in the following percentage of his Prior ESOP Employer Stock Sub-Account (if any), taking into account only Years of Vesting Service credited for periods of employment on or after December 31, 1996:

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 2	0%
2 or more	100%
Notwithstanding the preceding, (i) a Participant who was an active Employee or who was on an authorized leave of absence as of August 16, 1999 automatically shall be 100% vested in his Prior ESOP Employer Stock Sub-Account; and (ii) a Participant who terminated employment prior to August 16, 1999 with fewer than two Years of Vesting Service (taking into account only Years of Vesting Service credited for periods of employment on or after December 31, 1996), and who subsequently returns as an Employee after August 16, 1999 prior to incurring five (5) consecutive One-Year Periods of Severance beginning immediately after the date his employment terminated, automatically shall become 100% vested in his Prior ESOP Employer Stock Sub-Account as of the date of his reemployment.
(3)    A Participant has a vested interest in the following percentage of his Prior ESOP Employer Contributions Sub-Account (if any), taking into account all Years of Vesting Service:

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%

(4)    An AML-East Plan Participant or an AML-West Plan Participant has a vested interest in the following percentage of his Prior Employer Match Sub-Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	25%
2	50%
3 or more	100%
(5)    A Unilab Plan Participant has a vested interest in the following percentage of his Prior Unilab Employer Contribution Sub-Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	10%
2	20%
3	50%
4 or more	100%
(6)    A LabOne (k) Plan Participant has a vested interest in the following percentage of his Prior LabOne Employer Match Sub Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%
(7)    A LabOne Pension Plan Participant has a vested interest in the following percentage of his Prior LabOne Money Purchase Plan Sub-Account:

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 5	0%
5 or more	100%
(8)    A Participant has a vested interest in the following percentage of his Prior Focus Plan Match Sub-Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(9)    A Participant has a vested interest in the following percentage of his Prior Employer Five-Year Sub-Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%
(10)    A Participant has a vested interest in the following percentage of his Prior Employer Six-Year Money Purchase and Prior Employer Six-Year Sub-Accounts (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0-1	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%
(11)    A Participant has a vested interest in the following percentage of his Celera Plan matching contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	25%
2	50%
3	75%
4 or more	100%
A Participant whose Celera BHL Plan matching contributions (if any) were transferred to the Celera Plan as of January 1, 2009 has a 100% vested interest in those matching contributions.
Notwithstanding the preceding, a Participant shall be 100% vested in his Celera Plan matching contributions (if any) upon termination of employment after (A) his attainment of age 59½ (which was the Normal Retirement Age under the Celera Plan); (B) his attainment of age 55 and completion of at least 5 Years of Service (which was the Early Retirement Age under the Celera Plan); or (C) he has become Totally and Permanently Disabled (which for this purpose includes being so determined by a physician approved by his Employer in lieu of being so determined under the federal Social Security Act or his Employer’s long-term disability plan (if any)).
(12)    Notwithstanding the preceding, a Participant shall be 100% vested in his Celera Plan sub-accounts upon his attainment of age 59½.
(13)    A Participant in the Converge Plan has a vested interest in the following percentage of his Converge Plan employer nonelective contributions (if any); this schedule also applies to Converge Plan employer matching contributions (if any) of Participants hired on or after January 1, 2011:

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	33%
2	66%
3 or more	100%
A Participant in the Converge Plan hired before January 1, 2011 is fully (100%) vested in his Converge Plan employer matching contributions (if any).
(14)    A Participant in the Solstas Plan has a vested interest in the following percentage of his Solstas Plan post-2012 employer matching contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%
(15)    A Participant in the Solstas Plan has a vested interest in the following percentage of his Solstas Plan employer nonelective and pre-2011 matching contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%
(16)    A Participant in the Solstas Plan has a vested interest in certain sub-accounts arising from plans that merged into the Solstas Plan as follows:

(i)
The following vesting schedule applies to the: (1) Carilion Plan Transfer Nonelective Account; (2) Medex Transfer Matching Account; and (3) Medex Transfer Nonelective Account if such former Medex Employee has an Hour of Service after January 1, 2007.

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%

(ii)	The following vesting schedule applies to the Medex Transfer Nonelective Account of a former Medex Employee who does not have an Hour of Service after January 1, 2007.

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 5	0%
5 or more	100%
(iii) To the extent applicable, a Participant shall be fully (100%) vested in his: (1) Medex Highlands Transfer Account; (2) DLI Plan Account; (3) Carilion Plan Transfer Matching Account; (4) Oracle Diagnostic Laboratories, Inc. Transfer Account; (5) Hayes Clinical Laboratory Transfer Account; and (6) prior money purchase pension plan contributions under the Solstas Plan.
(17)    A Participant in the Summit Plan has a vested interest in the following percentage of his Summit Plan employer matching and nonelective contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%
(18)    Vesting provisions applicable to the AMP Plan are contained in Appendix C.
(h)    (1)    If a Participant’s employment terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction in-force under Section 5.5(a) at a time when he has no vested interest in his Prior ESOP Employer Stock Sub-Account and/or his Prior ESOP Employer Contributions Sub-Account, the Plan Administrator nonetheless shall treat him as if he had received a distribution of his Prior ESOP Employer Stock Sub-Account and/or his Prior ESOP Employer Contributions Sub-Account on the date his employment terminated and shall forfeit his entire Prior ESOP Employer Stock Sub-Account and/or his entire Prior ESOP Employer Contributions Sub-Account as soon as administratively feasible after the date his employment terminated. If the former Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance beginning immediately after the date his employment terminated, his Prior ESOP Employer Stock Sub-Account and/or his Prior ESOP Employer Contributions Sub-Account, determined as of the date of forfeiture, shall be fully restored to him as soon as administratively feasible after his reemployment. In such case, these Sub-Accounts shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Sub-Accounts, the Employer shall make a special contribution to the extent necessary so that his Sub-Accounts are fully restored.
(2)    If the employment of an AML-East Plan Participant or an AML-West Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Prior Employer Match Sub-Account, then the Plan Administrator shall follow the procedure set forth in clause (i) or that set forth in clause (ii) below, as appropriate:

(i)
(A)    If the Participant had no vested interest in his Prior Employer Match Sub-Account at the time of his termination of employment, the Plan Administrator nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Prior Employer Match Sub Account as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, his Prior Employer Match Sub-Account, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.

(B)    If the Participant had a 25% or 50% vested interest in his Prior Employer Match Sub-Account at the time of his termination of employment and if he receives a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Employer Match Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Prior Employer Match Sub-Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    A Participant’s Prior Employer Match Sub Account shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Prior Employer Match Sub-Account, the Employer shall make a special contribution to the extent necessary so that the Participant’s Prior Employer Match Sub-Account is fully restored.

(ii)
If the Participant had a 25% or 50% vested interest in his Prior Employer Match Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Employer Match Sub-Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.

(3)    If the employment of a Unilab Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Prior Unilab Employer Contribution Sub-Account, then the

Plan Administrator shall follow the procedure set forth below in clause (i) or clause (ii), as appropriate:

(i)
(A)    If the Participant had no vested interest in his Prior Unilab Employer Contribution Sub-Account at the time of his termination of employment, the Plan Administrator nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Prior Unilab Employer Contribution Sub-Account as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, his Prior Unilab Employer Contribution Sub-Account, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.

(B)    If the Participant is partially vested in his Prior Unilab Employer Contribution Sub-Account at the time of his termination of employment and if he receives a distribution of his vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Unilab Employer Contribution Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Prior Unilab Employer Contribution Sub Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    A Participant’s Prior Unilab Employer Contribution Sub Account shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Prior Unilab Employer Contribution Sub-Account, the Employer shall make a special contribution to the extent necessary so that the Participant’s Prior Unilab Employer Contribution Sub-Account is fully restored.

(ii)
If the Participant is partially vested in his Prior Unilab Employer Contribution Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Unilab Employer Contribution Sub-Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.

(4)    If the employment of a Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(a) at a time when he is not fully vested in his Prior Focus Plan Match Sub-Account (if any), then the Plan Administrator shall follow the procedure set forth below in clause (i) or clause (ii), as appropriate:

(i)
If the Participant had no vested interest in his Prior Focus Plan Match Sub-Account at the time of his termination of employment, the Plan Administrator nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Prior Focus Plan Match Sub-Account as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, his Prior Focus Plan Match Sub-Account, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.

(ii)
(A)    If the Participant is partially vested in his Prior Focus Plan Match Sub-Account at the time of his termination of employment and if he receives a distribution of his vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Focus Plan Match Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5)

consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Prior Focus Plan Match Sub-Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(B)    A Participant’s Prior Focus Plan Match Sub-Account shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Prior Focus Plan Match Sub-Account, the Employer shall make a special contribution to the extent necessary so that the Participant’s Prior Focus Plan Match Sub-Account is fully restored.

(iii)
If the Participant is partially vested in his Prior Focus Plan Match Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Focus Plan Match Sub-Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.

(5)    If the employment of a Converge Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Converge Plan employer nonelective contributions or employer matching contributions (for post-2010 hires) Sub-Accounts, then the Plan Administrator shall follow the procedure set forth in clause (i) or that set forth in clause (ii) below, as appropriate:

(i)
(A)    If the Participant had no vested interest in such Converge Plan Sub-Accounts at the time of his termination of employment, the Plan Administrator nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire interest in such Converge Plan Sub-Accounts as soon as administratively feasible after the date his employment terminated.

If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, such Converge Plan Sub-Accounts, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.
(B)    If the Participant had a 33% or 66% vested interest in such Converge Plan Sub-Accounts at the time of his termination of employment and if he receives a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of such Converge Plan Sub-Accounts shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then such Converge Plan Sub-Accounts, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    The Converge Plan Sub-Accounts of such a Participant shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Converge Plan Sub-Accounts, the Employer shall make a special contribution to the extent necessary so that the Converge Plan Sub-Accounts of such Participant are fully restored.

(ii)
If the Participant had a 33% or 66% vested interest in such Converge Plan Sub-Accounts at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of such Converge Plan Sub-Accounts shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.

(6)    If a Participant’s employment terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction in-force under Section 5.5(a) at a time when he has no vested interest in his Carilion Plan Transfer Nonelective, Medex Transfer Matching, Medex Transfer Nonelective, Summit Plan employer matching contributions or Summit Plan nonelective contributions Sub-Accounts (as the case may be), the Plan Administrator nonetheless shall treat him as if he had received a distribution of the relevant Sub-Accounts on the date his employment terminated and shall forfeit his entire interest in such Sub-Accounts as soon as administratively feasible after the date his employment terminated. If the former Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance beginning immediately after the date his employment terminated, his interest in such Sub-Accounts, determined as of the date of forfeiture, shall be fully restored to him as soon as administratively feasible after his reemployment. In such case, the Sub-Accounts shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Sub-Accounts, the Employer shall make a special contribution to the extent necessary so that his Sub-Accounts are fully restored.
(1)If the employment of a Solstas Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts, then the Plan Administrator shall follow the procedure set forth in clause (i) or that set forth in clause (ii) below, as appropriate:

(i)
(A)    If the Participant had no vested interest in his Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Account at the time of his termination of employment, the Plan Administrator nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five

(5) consecutive One-Year Periods of Severance, his Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.
(A)If the Participant is partially vested in his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account at the time of his termination of employment and if he receives a distribution of his vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Solstas Plan employer nonelective and pre-2011 matching contributions Sub Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    A Participant’s Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts, the Employer shall make a special contribution to the extent necessary so that the Participant’s Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts are fully restored.

(ii)
If the Participant is partially vested in his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.

6.3    Non-Hardship Withdrawals
(a)    An AML-East Plan Participant shall be allowed to make up to two withdrawals from his Employee After-Tax Sub-Account in any 12-month period.
(b)    In addition to the withdrawals available under Section 6.2, a MedPlus Plan Participant, a LabPortal Plan Participant, an AML-East Plan Participant, an AML-West Plan Participant, a Unilab Plan Participant or a LabOne 401(k) Plan Participant shall be allowed to withdraw all or part of the value of his Prior Plan Rollover Sub-Account for any reason. Similarly, a Converge Plan Participant or a Summit Plan Participant shall be allowed to withdraw all or part of the value of his Converge Plan or Summit Plan, respectively, Rollover Sub-Account for any reason.
(c)    Notwithstanding any other provision of Section 6.3, in no event may: (1) a CPF Pension Plan Participant be allowed to make a withdrawal from his Money Purchase Pension Plan Sub-Account, (2) a LabOne Pension Plan Participant be allowed to make a withdrawal from his Prior LabOne Money Purchase Plan Sub-Account or (3) a Solstas Plan Participant be allowed to make a withdrawal from his Money Purchase Pension Plan Sub-Account prior to attaining age 62 or incurring a Severance from Service Date.
(d)    A Participant may make an in-service withdrawal from his Celera Plan or Hayes Clinical Laboratories sub-accounts if he is determined to be Totally and Permanently Disabled by a physician approved by the Employer in lieu of being so determined under the federal Social Security Act or his Employer’s long-term disability plan (if any).

MERGER DATES
The Merger Date for each Merged Plan is set forth below:

NAME OF MERGED PLAN	MERGER DATE
Advance Medical & Research Center, Inc. Retirement Plan	May 1, 1990
Continental Bio Clinical Laboratory Service, Inc. Profit Sharing and Retirement Savings Plan	January 1, 1992
Statlab, Inc. Retirement Plan	March 1, 1993
CPF/MetPath Savings and Retirement Plan	July 1, 1993
Clinical Pathology Facility, Inc. Pension Plan	July 1, 1993
DeYor Laboratories 401(k) Profit Sharing Plan and Trust	January 1, 1994
The Profit Sharing Plan and Trust Agreement for Employees of MetWest Inc.	April 1, 1994
Damon Corporation Pension Plan	January 1, 1994 to June 1, 1994*
Maryland Medical Laboratory, Inc. 401(k) Profit Sharing Plan and Trust	January 1, 1995
Nichols Institute 401(k) Plan	January 1, 1995
Podiatric Pathology Laboratories, Inc. Profit Sharing Plan	January 1, 1995

MedPlus, Inc. 401(k) Plan	January 2, 2002
LabPortal, Inc. 401(k) Plan	July 1, 2002
Quest Diagnostics Incorporated Employee Stock Ownership Plan	October 1, 2002
AML-East 401(k) Plan	January 3, 2003
APL Healthcare Group Inc. Profit Sharing and 401(k) Plan {a/k/a AML-West Plan}	January 3, 2003
Clinical Diagnostics Services 401(k) Plan	June 2, 2003
Unilab 401(k) Plan	January 2, 2004
LabOne, Inc. Profit Sharing 401(k) Plan	March 1, 2007
LabOne, Inc. Money Purchase Pension Plan	March 1, 2007
Focus Diagnostics, Inc. Profit Sharing and 401(k) Plan	March 13, 2008
HemoCue, Inc. 401(k) Profit Sharing Plan	July 14, 2009
Celera 401(k) Plan	May 31, 2012
Solstas Lab Partners Group, LLC 401(k) Savings Plan	February 17, 2015
Converge Diagnostic Services 401(k) Profit Sharing Plan Trust	February 27, 2015
Summit Health, Inc. 401(k) Plan	November 30, 2015
The 401(k) Savings Plan of Quest Diagnostics Incorporated {a/k/a AMP Plan}	December 31, 2015
*There are several different Merger Dates for Participants who were former participants in the Damon Corporation Pension Plan, depending on the Damon Corporation entity with which such former participant was employed before transferring to an Employer:

NAME OF DAMON CORPORATION ENTITY	MERGER DATE
American Health Resources, Inc.	January 1, 1994
Damon Clinical Laboratories, Inc. (FL)	January 1, 1994
Damon Clinical Laboratories, Inc. (MA) - Connecticut locations	January 1, 1994
Damon Clinical Laboratories, Inc. (PA)	January 1, 1994
Damon Clinical Laboratories, Inc. (TX) - Kansas and Missouri locations	January 1, 1994
Damon Corporation	January 1, 1994
Health Care Laboratories, Inc.	January 1, 1994
Damon Clinical Laboratories, an Illinois general partnership	March 1, 1994
Damon Clinical Laboratories, Inc. (AZ)*	April 1, 1994
Damon Clinical Laboratories, Inc. (TX) - All locations other than Kansas and Missouri*	April 1, 1994
Damon Clinical Laboratories - Houston, Inc.*	April 1, 1994
New York Damon Clinical Laboratories, Inc.	April 1, 1994
Damon Clinical Laboratories, Inc. (MA) - All locations other than Connecticut**	May 1, 1994
Damon Clinical Laboratories - Pittsburgh, Inc.	June 1, 1994
*As of January 1, 1994, individuals who had been employed with these entities became employees of MetWest Inc., but continued to participate in the Damon Plan through March 31, 1994.

**	As of January 1, 1994, individuals who had been employed with this entity became employees of MetPath New England Inc., but continued to participate in the Damon Plan through April 30, 1994.
E.    PRE-2014 SERVICE UNDER CONVERGE PLAN
Definitions.    The following definitions applied to the Converge Plan and may need to be referenced in the current administration of the Plan.
Hour of Service - Prior to January 1, 2014:
(1)    each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours to be credited to the Employee for the computation period in which the duties are performed);
(2)    each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Regulation §2530.200b-2, incorporated herein by reference); and
(3)    each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours to be credited to the Employee for the computation period(s) to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made).

The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).
Notwithstanding the above: (a) no more than 501 Hours of Service were required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (b) an hour for which an Employee was directly or indirectly paid, or entitled to payment, on account of a period during which no duties were performed is not required to be credited to the Employee if such payment was made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.
For purposes of this definition, a payment is deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
A period of Qualified Military Service shall be included with Hours of Service to the extent it has not already been credited. For purposes of crediting Hours of Service during a period of Qualified Military Service, an Hour of Service shall be credited for each hour such Employee would normally have been scheduled to work for the Employer or an Affiliate during such period.
Notwithstanding the preceding provisions of this definition, if an Employer does not maintain records that accurately reflect actual Hours of Service creditable to an Employee hereunder, such Employee will be credited with 45 Hours of Service for each week he performs at least one Hour of Service.
For purposes of this definition, Hours of Service will be credited for employment with nonparticipating Affiliates for eligibility and vesting purposes. The provisions of Regulation §§2530.200b-2(b) and (c) are incorporated herein by reference.

One-Year Break in Service - Prior to January 1, 2014:
(1)    A 12-consecutive month computation period (as defined under the definition of a Year of Vesting Service) in which the Employee does not complete at least 501 Hours of Service.
(2)    Any period of unpaid leave pursuant to the Family and Medical Leave Act of 1993 or certain circumstances related to the Qualified Military Service of a family member shall not be treated or counted toward a One-Year Break in Service.
(3)    Solely for determining whether a One-Year Break in Service has occurred in a computation period for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons or for Qualified Military Service will receive credit for the Hours of Service which would otherwise have been credited to such individual. In the event these hours cannot be determined, eight (8) Hours of Service per day will be used. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (a) by reason of the pregnancy of the individual; (b) by reason of the birth of a child of the individual; (c) by reason of the placement of a child with the individual in connection with the adoption of the child by such individual; or (d) for purposes of caring for the child for a period beginning immediately following such birth or placement. However, in no event will the hours treated as Hours of Service under this paragraph by reason of any absence from work for maternity or paternity reasons exceed 501 hours. The Hours of Service credited under this paragraph will be credited: (i) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period; or (ii) in all other cases, in the following computation period.
Conversion of Service.    The following rules apply to the conversion from an hours of service method to an elapsed time method that became effective on January 1, 2014, and may need to be referenced in the current administration of the Plan:
(1)    The Converge Plan determined Vesting Service under an Hours of Service counting methodology. If a Participant was participating in the Converge Plan during the Plan Year beginning January 1, 2013, had at least 1,000 Hours of Service for vesting purposes during the Plan Year beginning January 1, 2013 and also had a Year of Vesting Service (under the elapsed time method) with respect to the year beginning on the anniversary of his Employment Commencement Date occurring in 2014, such Participant shall be credited with two Years of Vesting Service for the period from January 1, 2013 through the anniversary of his Employment Commencement Date occurring in 2014.

(2)    The Converge Plan determined Eligibility Service under an Hours of Service counting methodology. If an Employee under the Converge Plan had at least 1,000 Hours of Service for eligibility purposes during the Plan Year beginning January 1, 2013 and also had 12 months Service (under the elapsed time method) with respect to the year beginning on the anniversary of his Employment Commencement Date occurring in 2014, such Participant shall be credited with 24 months of Eligibility Service for the period from January 1, 2013 through the anniversary of his Employment Commencement Date occurring in 2014.

APPENDIX C
PRE-2009 AMP PLAN, AMP PLAN AND AMP MERGED PLANS:
SPECIAL RULES AND PROTECTED BENEFITS
A.    PRE-2009 AMP PLAN
(a)    Rules regarding the crediting of service under The 401(k) Savings Plan of Quest Diagnostics Incorporated (the “AMP Plan”) as in effect through December 31, 2008, and the conversion which occurred as of January 1, 2009 from an hour-of-service-based service crediting method under the AMP Plan as in effect through December 31, 2008 to an elapsed-time-based service crediting method under the AMP Plan, can be found in subsection C below.
(b)    A Participant in the AMP Plan as in effect through December 31, 2008 has a vested percentage in the balance of Matching Contributions (and earnings or losses thereon) made to his Account under the AMP Plan with respect to Plan Years before 2009 determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%
(c)Participants in the AMP Plan as in effect through December 31, 2008 will become 100% vested in their pre-2009 AMP Plan Account if they are employed by Quest Diagnostics or an Affiliate when they attain age 59½.
(d)    Participants in the AMP Plan as in effect through December 31, 2008 may elect at any time to withdraw all or part of the portion of their rollover contributions sub-account that was established prior to 2009 under the AMP Plan.
B.    AMP MERGED PLANS AND MERGER DATES
For purposes of this Appendix C, the following definitions apply:
AMP Merged Plan. - The Anatomic Pathology Associates Plan, the Chappell-Joyce Plan, the Jill A. Cohen, M.D., P.C. Plan, the Pathology Affiliated Services Plan, the Pathology Associates, P.C. Plan, the Pathology Associates, P.S.C. Plan, and the Specialty Laboratories Plan, either individually or collectively as the case may be.

Merger Date - The date as of which an AMP Merged Plan was merged into the AMP Plan. The Merger Date for each AMP Merged Plan is set forth in the table below.

NAME OF AMP MERGED PLAN	MERGER DATE
Chappell-Joyce Pathology Association, P.A. Profit Sharing Plan	January 1, 2001
Pathology Associates, P.S.C. Retirement Plan	January 1, 2002
Reference Pathology Services Profit Sharing 401(k) Plan	January 1, 2003
Anatomic Pathology Associates Retirement Savings Plan	January 1, 2005
Pathology Associates, P.C. Incentive Savings Plan	May 1, 2005
Specialty Laboratories, Inc. 401(k) Profit Sharing Plan	January 1, 2007
Jill A. Cohen, M.D., P.C. 401(k) Profit Sharing Plan and Trust	March 1, 2007
Pathology Affiliated Services, Inc. Employees’ 401(k) Profit Sharing Plan and Trust	February 22, 2010
C.    GRANDFATHERED PROVISIONS
The following provisions supplement the corresponding Sections of Articles V and VI:
Each Eligible Employee who was eligible to participate in an AMP Merged Plan (as listed above) immediately prior to the respective effective date (the “Merger Date”) (as listed above) of the merger of such AMP Merged Plan into the AMP Plan was eligible to participate in the AMP Plan on and after that Merger Date. A Participant’s vested interest in his Account attributable to amounts transferred into the AMP Plan from an AMP Merged Plan on and after the respective Merger Date will not be less, as a result of such merger, than his vested interest in his account under the AMP Merged Plan immediately prior to the respective Merger Date.
If an AMP Merged Plan determined Eligibility Service or Vesting Service, respectively, under an hours counting methodology, then Eligibility Service or Vesting Service, respectively, shall be determined under rules promulgated by the Plan Administrator applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law, but not less than that determined under the methodology, hours counting or elapsed time, whichever results in the greater Eligibility Service or Vesting Service, respectively.
The Employee Pre-Tax Contributions Account of a Participant who was a participant in an AMP Merged Plan that contained a qualified cash or deferred arrangement also shall hold any amount transferred to the AMP Plan from such AMP Merged Plan representing the balance of such Participant’s pre-tax contribution account under such AMP Merged Plan and the investment experience, expenses, distributions and withdrawals attributable to such account.
Notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to benefits accrued by Participants who were participants in the AMP Merged Plans listed below:

1)    Definitions for Purposes of Appendix C
(a)    “Early Retirement Date” means, with respect to a former participant in the Jill A. Cohen, M.D., P.C. Plan, the later of age 55 or the date he completes ten (10) years of service.
(b)    “Prior Company Contributions” means the prior company contributions attributable to assets transferred to the AMP Plan from the Anatomic Pathology Associates Plan.
(c)    “Prior Employer Discretionary Contributions” means the prior Employer Discretionary Contributions attributable to assets transferred to the AMP Plan from the Pathology Associates, P.C. Plan.
(d)    “Prior Employer Matching Contributions” means the prior Employer Matching Contributions attributable to assets transferred to the AMP Plan from the Pathology Affiliated Services Plan.
(e)    “Prior Safe Harbor Nonelective Contribution” means any safe harbor nonelective employer contribution which was made under the Jill A. Cohen, M.D., P.C. Plan and transferred to the AMP Plan.
(f)    “Prior Specialty Laboratories Contribution” means any matching or employer nonelective contribution which was made under the terms of the Specialty Laboratories Plan and transferred to the AMP Plan.
2)    Vesting in Employer Contributions
(a)    A former participant in the Jill A. Cohen, M.D., P.C. Plan at all times shall have a 100% vested percentage in his Prior Employer Safe Harbor Nonelective Contributions.
(b)    A former participant in the Anatomic Pathology Associates Plan at all times shall have a 100% vested interest in his Prior Company Contributions.
(c)    A former participant in the Pathology Affiliated Services Plan or the Pathology Associates, P.C. Plan shall have his vested interest in his Prior Employer Discretionary Contributions or his Prior Employer Matching Contributions, respectively, determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%

(d)A former participant in the Specialty Laboratories Plan who had completed three (3) or more years of vesting service under such plan as of December 31, 2006 and who enrolled in the AMP Plan on or after January 1, 2007, at all times shall have a 100% vested interest in his Prior Specialty Laboratories Contributions.
(e)    Subject to the foregoing paragraph (d), a former participant in the Specialty Laboratories, Inc. 401(k) Profit Sharing Plan, who had not completed three (3) or more years of vesting service under such plan as of December 31, 2006 or who had completed three (3) or more years of vesting service under such plan as of December 31, 2006, but does not enroll in the AMP Plan or this Plan on or after January 1, 2007, shall have his vested interest in his Prior Specialty Laboratories Contributions determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%
(f)The provisions of Section 5.5 in the main text apply to Employer Discretionary Contributions (if any) made after 2008 under the AMP Plan.
(g)    Notwithstanding the foregoing, if a Participant is employed by an Employer or an Affiliate on his Normal Retirement Date, his Early Retirement Date (applicable only to former participants in the Jill A. Cohen, M.D., P.C. Plan), the date of determination of his Total and Permanent Disability or the date he dies, he shall be 100% vested in his Prior Employer Discretionary Contributions and his Prior Employer Matching Contributions respectively.
(h)    Notwithstanding the preceding, a Participant shall be 100% vested in his entire AMP Plan Account after his attainment of age 65.
D.    OTHER SUB-ACCOUNTS
A Participant in this Plan also may have additional sub-accounts including, but not limited to, the preceding and those listed in Appendix D. All benefits, rights and features that are required to be preserved with respect to such sub-accounts under Code Section 411(d)(6) shall be preserved including, but not limited to, rights to in-service withdrawals, rights to annuity or other optional forms of distribution and the requirement, where applicable, of spousal consent to distributions, loans or in-service withdrawals.

APPENDIX D
SUB-ACCOUNTS FROM PRE-2016 PLAN AND MERGED PLANS,
AND SUB-ACCOUNTS TRANSFERRED FROM THE AMP PLAN
A.    The Sub-Accounts maintained with respect to Participants who participated in a Merged Plan (other than the AMP Plan, addressed in B. below) or in the Plan as in effect before 2016 (unless aggregated with another Sub-Account having the same characteristics and privileges) include, but are not limited to, the following:

(a)	Advance Medical Plan Sub-Account;

(b)	AML-East Plan Sub-Account;

(c)	AML-West Plan Sub-Account;

(d)	CBCLS Employer Contribution Sub-Account;

(e)	CDS Plan Sub-Account;

(f)	Celera Plan BHL Match Sub-Account

(g)	Celera Plan Match Sub-Account

(h)	Prior Plan Roth Sub-Account

(i)	Corning Stock Fund Sub-Account;

(j)	Covance Stock Fund Sub-Account;

(k)	CPF Money Purchase Pension Plan Sub-Account;

(l)	CPF Pension Plan Sub-Account;

(m)	CPF Savings Plan Sub-Account;

(n)	Damon Plan Sub-Account;

(o)	DeYor Plan Sub-Account;

(p)	Employee After-Tax Sub-Account;

(q)	Employee Pre-Tax Catch-Up Sub-Account;

(r)	Employee Regular Pre-Tax Sub-Account;

(s)	Employer Matching Sub-Account;

(t)	Quest Stock Matching Sub-Account;

(u)	ESOP Diversification Sub-Account;

(v)	LabOne (k) Plan Sub-Account;

(w)	LabOne Pension Plan Sub-Account;

(x)	LabPortal Plan Sub-Account;

(y)	Maryland Medical Laboratory Plan Sub-Account;

(z)	MedPlus Plan Sub-Account;

(aa)	MetWest Plan Sub-Account;

(bb)	Money Purchase Pension Plan Sub-Account;

(cc)	Nichols Institute Plan Sub-Account;

(dd)	Partnership Sub-Account;

(ee)	Podiatric Pathology Laboratories Plan Sub-Account;

(ff)	Post-1999 Cash Match Sub-Account;

(gg)	Post-1999 Stock Match Sub-Account;

(hh)	Pre-1999 Cash Match Sub-Account;

(ii)	Pre-1999 Stock Match Sub-Account;

(jj)	Prior Employer Match Sub-Account;

(kk)	Prior ESOP Employer Contributions Sub-Account;

(ll)	Prior ESOP Quest Stock Sub-Account;

(mm)	Prior Focus Plan Match Sub-Account;

(nn)	Prior LabOne Money Purchase Pension Plan Sub-Account;

(oo)	Prior LabOne Employer Match Sub-Account;

(pp)	Prior Plan Employer Contribution Sub-Account;

(qq)	Prior Plan Employer Qualified Sub-Account;

(rr)	Prior Plan Rollover Sub-Account;

(ss)	Prior Profit Sharing Sub-Account;

(tt)	Prior Unilab Employer Contribution Sub-Account;

(uu)	Qualified Nonelective Contribution Sub-Account;

(vv)	Rollover Sub-Account;

(ww)	Statlab Plan Sub-Account;

(xx)	Unilab Plan Sub-Account;

(yy)	Vested Employer Stock Dividend Sub-Account;

(zz)	Vested Money Purchase Pension Plan Dividend Sub-Account;

(aaa)	Converge Plan employer nonelective and employer matching (post-2010 hires) Sub-Account;

(bbb)	Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account;

(ccc)	Solstas Plan 2011 and 2012 employer matching contributions Sub-Account;

(ddd)	Solstas Plan post-2012 employer matching contributions Sub-Account;

(eee)	Carilion Plan Transfer Nonelective Sub-Account;

(fff)	Medex Transfer Matching Sub-Account;

(ggg)	Medex Transfer Nonelective Sub-Account if such former Medex Employee has an Hour of Service after January 1, 2007;

(hhh)	Medex Transfer Nonelective Sub-Account if such former Medex Employee does not have an Hour of Service after January 1, 2007;

(iii)	Medex Highlands Transfer Sub-Account;

(jjj)	DLI Plan Sub-Account;

(kkk)	Carilion Plan Transfer Matching Sub-Account;

(lll)	Oracle Diagnostic Laboratories, Inc. Transfer Sub-Account;

(mmm)	Hayes Clinical Laboratory Transfer Sub-Account;

(nnn)	Prior money purchase pension plan contributions under the Solstas Plan Sub-Account; and

(ooo)	Summit Plan employer matching and nonelective contributions Sub-Account.
B.    In the case of a pre-2016 participant in the AMP Plan, all applicable sub-accounts of such individual under the AMP Plan, including those arising from an AMP Merged Plan or the AMP Plan as in effect through December 31, 2008, generally will continue to be maintained under this Plan unless aggregated with another sub-account having the same characteristics and privileges. In addition to the Sub-Accounts listed above, such sub-accounts may include, but are not limited to, the following:

(aaaa)	Prior Company Contributions Sub-Account;

(bbbb)	Prior Employer Discretionary Contributions Sub-Account;

(cccc)	Prior Employer Matching Contributions Sub-Account;

(dddd)	Prior Safe Harbor Nonelective Contributions Sub-Account; and

(eeee)	Prior Specialty Laboratories Contribution Sub-Account.
C.    All benefits, rights and features that are required to be preserved with respect to such sub-accounts under Code Section 411(d)(6) shall be preserved following such transfer including, but not limited to, rights to in-service withdrawals, rights to annuity or other optional forms of distribution and the requirement, where applicable, of spousal consent to distributions, loans or in-service withdrawals.

APPENDIX E
CELERA PLAN AND SOLSTAS PLAN ROTH CONTRIBUTION SUB-ACCOUNTS
The following provisions apply to Roth contribution sub-accounts under a plan that merged into the Celera 401(k) Plan, which merged into the Plan as of May 31, 2012 and under the Solstas Plan, which merged into the Plan as of February 17, 2015.
A.    The following definitions apply for purposes of this Appendix E:
“Designated Roth Contributions” means contributions made for the account of a participant in the Celera Plan or the Solstas Plan that were irrevocably designated by the participant as Roth contributions subject to Code Section 402A. A portion of a Celera Plan participant’s or a Solstas Plan participant’s Designated Roth Contributions may consist of Roth catch-up contributions under Code Section 414(v).
“Roth Rollover Contributions” means a direct rollover from a Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or, in the case of a contribution by a participant in the Celera Plan or the Solstas Plan and solely if made in accordance with procedures established by the Celera plan or by the Solstas Plan, as applicable, from a Roth IRA described in Code Section 408A but only to the extent the distribution from such Roth IRA was eligible for rollover to a qualified plan.
B.    Subsection (a) of Section 4.1 (“Accounts”) is modified as follows:
Separate sub-accounts shall be maintained for each Celera Plan or Solstas Plan participant to which shall be recorded pertinent data relating to the amount of contributions made on his behalf under the plan that merged into the Celera Plan or made on his behalf under the Solstas Plan which were Designated Roth Contributions and the amount of his rollover contributions which were Roth Rollover Contributions.
C.    No “Roth conversions” were permitted under the Celera Plan or the Solstas Plan.

E-1

APPENDIX F
SURVIVOR ANNUITY DISTRIBUTION PROVISIONS
The provisions of this Appendix F apply to only a Participant who has a portion of his Account attributable to the Money Purchase Pension Plan Sub-Account, the Vested Money Purchase Pension Plan Dividend Sub-Account or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B, Appendix C or Appendix D (or his Account includes assets transferred directly, or merged, from a plan subject to Code Section 417). The annuity provisions of this Appendix F applies only to such portion of his Account (the “QJSA Portion”) and may be waived through a “Qualified Election” described in paragraph (c) below.
For these purposes, the following definitions apply:
Money Purchase Pension Plan Sub-Account - The portion of the Account of a Participant who was a participant in a money purchase pension plan that was a predecessor to or merged into the Plan or the AMP Plan, or that merges into this Plan.
Vested Money Purchase Pension Plan Dividend Sub-Account - Under Section 6.5(b), the portion of a Participant’s Account comprised of cash dividends received under the Quest Diagnostics Incorporated Stock Fund associated with a portion of the Participant’s Money Purchase Pension Plan Sub-Account (or any other sub-account attributable to a money purchase pension plan as indicated in Appendix B, Appendix C or Appendix D or to assets transferred directly, or merged, from a plan subject to Code Section 417) that is not fully vested. A Participant always has a 100% vested percentage in his Vested Money Purchase Pension Plan Dividend Sub-Account.
(a)    Automatic and Optional Annuity Requirements. If a Participant has a QJSA Portion, distribution of his QJSA Portion shall be made through the purchase of an annuity contract that provides for payment in one of the following annuity forms unless he elects a different form of payment available under Section 5.6:
(1)    The “automatic annuity form” for a Participant who is married on his Benefit Payment Date is a 50% Qualified Joint and Survivor Annuity.
(2)    The “optional annuity form” for a Participant who is married on his Benefit Payment Date is a 75% Qualified Joint and Survivor Annuity.

(3)    The “automatic annuity form” for a Participant who is not married on his Benefit Payment Date is a Single Life Annuity.
His election of any form of payment other than the “automatic annuity form” shall not be effective unless it is a “qualified election;” provided that consent of his spouse shall not be required if he elects the “optional annuity form” of (2) above.
(b)    Qualified Preretirement Survivor Annuity Requirements. If a married Participant with a QJSA Portion dies before his Benefit Payment Date, his spouse shall receive distribution of his vested interest in the QJSA Portion through the purchase of an annuity contract that provides for payment over the life of the spouse unless his spouse elects to receive distribution under another form of payment available under Section 5.6. Such Participant may designate a non-spouse Beneficiary to receive distribution of his QJSA Portion only pursuant to a “qualified election” unless his spouse has previously consented to the naming of such non-spouse Beneficiary as the sole Beneficiary of his QJSA Portion.
(c)    Qualified Election Procedures.
(1)    No less than seven (7) and no more than 180 days before distribution of such a Participant’s benefit commences, he and his spouse (if any) shall be given a written notice to the effect that if he is married on the date of commencement of payments, benefits will be payable in form of a 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix unless he, with the consent of his spouse, elects to the contrary prior to the commencement of payments. Spousal consent is not required for an election if the Beneficiary is not the spouse. The notice shall describe, in a manner intended to be understood by him and his spouse, the terms and conditions of the Qualified Joint and Survivor Annuity, the financial effect of the election of an optional form or to revoke such an election, and the rights of the spouse to consent to an election of an optional form. In addition, the notice shall inform him that he has 30 days to elect whether to have benefits paid in an optional form described in Section 5.6 in lieu of the automatic form provided for in paragraph (b) above.
(2)    A Participant may elect, through an Appropriate Request, to have his QJSA Portion paid in a lump sum under Section 5.6 or in one of the options under subsection (d) below. His election to receive his benefit in a lump sum under Section 5.6 or in an option provided under subsection (d) may be revoked by him at any time, and any number of times, during the 180-day period ending on the day his benefit payments commence. After benefit payments have commenced, no elections or revocations of an optional method of distribution will be permitted under any circumstances.
(3)    The date payment of his benefit is to commence for a distribution in a form other than the 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix may be less than 30 days after receipt of the written notice described above if:
(A)    he has been provided with information that clearly indicates that he has at least 30 days to consider whether to waive the 50% (or 75%) Qualified Joint and Survivor Annuity, and elects (with written consent of his spouse, if necessary) another form of distribution;
(B)    he is permitted to revoke any affirmative distribution election at least until the Benefit Payment Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after he is provided the explanation of the 50% (or 75%) Qualified Joint and Survivor Annuity; and
(C)    the date payment of his benefit is to commence is a date after the date that the written notice was provided to him.
(d)    Optional Forms
(1)    An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee, utilizing the value of the vested portion of the Participant’s QJSA Portion, which provides for equal monthly payments over his lifetime and which contains such other terms and provisions required under applicable Regulations.
(2)    An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee, utilizing the value of the vested portion of the Participant’s QJSA Portion, which provides for equal monthly payments over his lifetime and for such monthly payments (or one-half (½) or three-quarters (¾) thereof) to be continued after his death to his Beneficiary over the lifetime of the Beneficiary. If his Beneficiary is not living at the time of his death, no additional benefit shall be payable hereunder. Such annuity contract shall contain such other terms and provisions required under applicable Regulations.

(3)    An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee, utilizing the value of the vested portion of the Participant’s QJSA Portion, which provides for equal monthly payments over his lifetime and in the event of his death before 120 monthly payments have been made, such payments shall be continued to his Beneficiary until the remainder of the 120 monthly payments have been made. Such annuity contract shall contain such other terms and provisions required under applicable Regulations. (This option is not available to a Beneficiary.)
(e)    Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s retirement, death, Total and Permanent Disability or Severance from Service Date, and prior to Plan termination, the optional form of benefit is not available with respect to his QJSA Portion, other than any portion of those assets and liabilities attributable to after-tax voluntary Employee contributions or to a direct or indirect rollover contribution.
(f)    For purposes of this Appendix, the following terms have the following meanings:
(1)    “Qualified Joint and Survivor Annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in Regulations under Code Section 401(a)(11), that is payable for the life of a Participant with a survivor annuity payable for the life of his spouse that is equal to at least 50% but no more than 100% of the amount of the annuity payable during the joint lives of him and his spouse. No survivor annuity shall be payable to his spouse under a Qualified Joint and Survivor Annuity if such spouse is not the same spouse to whom he was married on his Benefit Payment Date.
(2)    “Qualified Pre-Retirement Survivor Annuity” means an annuity payable for the life of a Participant’s surviving spouse upon his death prior to his Benefit Payment Date.
(3)    “Benefit Payment Date” means:
(A)    the first day of the first period for which an amount is payable as an annuity, as described in Code Section 417(f)(2)(A)(i);
(B)    in the case of a benefit not payable in the form of an annuity, the starting date for the Qualified Joint and Survivor Annuity that is payable under the Plan at the same time and form as the benefit that is not payable as an annuity;

(C)    in the case of an amount payable under a retroactive annuity starting date, the retroactive annuity starting date; or
(D)    the date of the purchase of an irrevocable commitment from an insurer to pay the benefits due under the Plan.